Exhibit 10.6

GENERAL TERMS AND CONDITIONS OF CONTRACT

AND APPENDICES

General Terms and Conditions

Table of Content

Contract Form		1

General Terms And Conditions Of Contract		3

Chapter 1	Definitions	3
Chapter 2	Scope of Contract	7
Chapter 3	Contract Price	8
Chapter 4	Terms of Payment	9
Chapter 5	Delivery and Terms of Delivery	12
Chapter 6	Packing and Marking	16
Chapter 7	Documentation	18
Chapter 8	Mistakes in Information	19
Chapter 9	Variations and Omissions	20
Chapter 10	Coordination, Liaison and Project Management	22
Chapter 11	Safety Management and Quality Assurance	24
Chapter 12	Inspection at Manufacturer’s Premises and after Delivery	27
Chapter 13	Erection, Commissioning, Testing and Acceptance	30
Chapter 14	Warranties and Defects After Delivery	32
Chapter 15	Additional Spare and Replacement Parts and Repairs to the Equipment	37
Chapter 16	Liability for Accidents and Damage	39
Chapter 17	Licensing	41
Chapter 18	Insurance	42
Chapter 19	Taxes and Duties	43
Chapter 20	Force Majeure	44
Chapter 21	Vesting of the Equipment and Documentation	45
Chapter 22	Infringement	46
Chapter 23	Assignment and Sub-letting	48
Chapter 24	Supplier’s Default and Damages Payable	49
Chapter 25	Bankruptcy	50
Chapter 26	Suspension and Termination	51
Chapter 27	Statute and Other Regulations	53
Chapter 28	Liens	54
Chapter 29	Independence of the Supplier	55
Chapter 30	Conflict of Interest	56
Chapter 31	Business Ethics	57
Chapter 32	Confidentiality	58
Chapter 33	Availability of Information	59
Chapter 34	Settlement of Disputes	60
Chapter 35	Notices	60
Chapter 36	Construction of Contract	61
Chapter 37	Effectiveness of the Contract and Miscellaneous	62
Chapter 38	Exclusivity	62

i

General Terms and Conditions

Appendix B

Appendix B-1	Scope of Supply

Appendix B-2	Technical Conditions

Appendix B-3	Technical Description

Appendix B-4	Quality Assurance

Appendix B-5	Inspection and Testing in Workshop

Appendix B-6	Performance Guarantees

Appendix B-7	Sub-suppliers

Appendix B-8	Schedule

Appendix B-9	Codes Rules and Guides

Appendix B-10	Project Coordination and Management

Appendix B-11	Dossier of Attachments and Document Requirement

Appendix B-12	Equipment Localization

Appendix B-13	Safety Management Requirements

ii

General Terms and Conditions

Contract Form

Contract No.: JSZN2003 Date of Signing: June 27, 2007 Place of Signing: Xuzhou, Jiangsu, P.R.C.

This Contract is made on the day of June 27, 2007 between Jiangsu Zhongneng Photovoltaic Industry Development Co., Ltd. , a company incorporated and existing under the laws of the PRC with offices at [*], the PRC (hereinafter referred to as the “Purchaser”) as one Party and MSA Apparatus Construction for Chemical Equipment Ltd., a company incorporated and existing under the laws of United Kingdom with offices at 82008 Unterhaching Isartalstr 50, Germany (hereinafter referred to as “MSA”)], (the MSA hereinafter collectively referred to as the “Supplier”) as the other Party.

WHEREAS the Supplier is a manufacturer and supplier of, among other things, the corresponding accessories, software and related engineering and installation services and has the capability and experience of manufacturing, installation, commissioning and starting-up for the Equipment and the provision of the Services.

WHEREAS the Supplier is willing to supply the Purchaser with the Equipment, Engineering, Additional Spare and Replacement Parts, Special Tools, Documentation and Services and to perform the Works associated with the Equipment on the terms and conditions of this Contract;

WHEREAS the Purchaser is willing to purchase the Equipment, Engineering, Documentation and Services and the Works associated with the Equipment to be provided by the Supplier on the terms and conditions of this Contract;

WHEREAS the Supplier shall be and shall be deemed to be, an independent supplier and not the agent or employee of the Purchaser;

NOW THEREFORE, the Parties authorize their respective representatives, following friendly consultations, to agree on the following terms and conditions and to sign this Contract.

General Terms and Conditions

The following documents shall be deemed to form the Contract between the Purchaser and the Supplier, and be read and constructed as part of the Contract, and shall be interpreted in the following order in case of discrepancy or ambiguity among the following documents:

Contract Form;

General Terms and Conditions; and

Appendix B

SIGNED BY

General Terms and Conditions

General Terms And Conditions Of Contract

Chapter 1 Definitions

In the Contract the following words shall have the meanings herein assigned to them:

1.1	“Actual Delivery Date” shall have the meaning set forth under Clause 5.3 (applicable to Equipment and Special Tools), or Clause 5.14 (applicable to Documentation).

1.2	“Additional Spare and Replacement Parts” shall mean the spare and replacement parts which are not included in the Equipment.

1.3	“China” and “PRC” and “People’s Republic of China” each means the People’s Republic of China excluding, for the purposes of this Contract, Hong Kong, Macao Special Administrative Region and Taiwan.

1.4	“Contract” shall mean the agreement between the Purchaser and the Supplier, howsoever made, for the supply of Equipment, Engineering, Documentation, Additional Spare and Replacement Parts, Special Tools and the provision of Services, including all documents referred to in the said agreement which set out the rights and obligations of the Parties thereunder.

1.5	“Contract Price” shall mean the consideration amount specified in Chapter 3 of the Contract, subject to such additions and deductions as may be made by the Parties in accordance with the Contract, to be paid to the Supplier in consideration for the supply and delivery of Equipment, Engineering, Additional Spare and Replacement Parts, Special Tools, Documentation and the provision of Services and the fulfillment by the Supplier of all its other activities and obligations under the Contract.

1.6	“Delivery Dates” shall mean the applicable dates specified in the Contract for delivery of Equipment, Additional Spare and Replacement Parts, Special Tools and Documentation subject to such adjustments as may be made in accordance with the Contract.

1.7	“Documentation” shall mean calculation notes, drawings, programs, schedules, manuals, erection and commissioning data, acceptance tests procedures, and all other technical information required for the design, manufacture, erection, tests, operation and maintenance of the Equipment as defined in Appendix B-1 of the Contract.

1.8	“Effective Date” or “EOC” shall mean the day when the Contract becomes effective in accordance with the provisions of Clause 38.2 hereof.

1.9	“Engineering” shall mean the engineering set forth in Appendix B.

General Terms and Conditions

1.10	“Equipment” shall mean all or any parts of the system, machinery, apparatus, parts, special tools, materials, spare parts, consumables and instrumentation which are to be supplied by the Supplier in accordance with the Contract as set out in Appendix B-1 of the Contract.

1.11	“Final Delivery Date” or “FDD” shall mean, the Actual Delivery Date of the final item of Equipment which is to be delivered to the Purchaser according to the schedule set out in Appendix B-8, providing that such item of Equipment is not delivered in advance of the Delivery Date without the prior approval of the Purchaser, in which case the Delivery Date shall apply.

1.12	“Force Majeure” shall mean an occurrence such as war, serious fire, flood, typhoon, earthquake, which is unavoidable, unforeseeable and insurmountable.

1.12(A)	“Hong Kong” shall mean the Hong Kong Special Administrative Region of the PRC.

1.12(B)	“Intellectual Property” shall mean all letters patents, trademarks, trade names, brand names, business names, service marks, designs, utility models, copyrights, inventions, know-how, licenses, technical processes, database rights and other forms of intellectual property in connection with the Project.

1.13	“Month/Day” shall mean calendar month/day; “Week” shall mean seven (7) calendar days.

1.14	“Overall Project Schedule” shall have the meaning set forth in Appendix B-8.

1.15	“Parties” shall mean collectively the Purchaser and the Supplier.

1.16	“Party” shall mean either the Purchaser or the Supplier.

1.17	“Project” shall mean the construction of the plant at Site to be developed by the Purchaser or its affiliates.

1.18	“Provisional Acceptance Certificate” and “PAC” shall have the meaning set forth under Clause 13.5.

1.19	“Services” shall mean instruction and services provided by the Supplier at various stages such as licensing, construction, erection, testing, commissioning, operation and maintenance of the Equipment and other services as set out in this Contract up to the [Date].

1.20	“Site” shall mean the place at Xuzhou, Jiangsu Province in the PRC as designated by the Purchaser.

1.21	“Special Tools” shall mean the special tools for the erection, test, commissioning transportation and packing of the Equipment which tools are not included in the Equipment.

1.22	“Specification” shall mean the technical requirements applicable to Appendix B-1 as defined in the Appendices B-2 and B-3 hereto.

General Terms and Conditions

1.23	“Sub-supplier” shall mean any person or entity (other than the Supplier) named in the Contract for the provision of any part of the Work thereunder or any person or entity to which any part of the Contract has been sub-let with the prior written consent of the Purchaser.

1.24	“Variation Order” shall mean the serially numbered form issued by the Purchaser to the Supplier in accordance with Chapter 9.

1.25	“Warranty Period” shall mean any of the period commencing on the Actual Delivery Date of the Equipment in question and terminating upon the sooner of the following: *** after Final Delivery Date; or the *** after the issue of PAC.

1.26	“Working Day” means a day other than a Saturday, a Sunday or public holiday declared by Chinese governmental authorities or other day on which commercial banks in the PRC are required to be closed by reason of any tropical cyclone warning.

1.27	“Work” shall mean the supply by the Supplier or the Sub-supplier of all Equipment Additional Spare and Replacement Parts, Documentation, Special Tools, Services and the performance by the Supplier or where applicable, Sub-supplier of all its other activities and obligations under the Contract.

1.28	Where used in these General Terms and Conditions of Contract, “writing” or “written’ shall mean any manuscript, type-written, or printed statement, under seal or hand as appropriate, but shall also include telegraphic, telex and fax communications.

1.29	Words importing persons shall include firms and corporations.

1.30	Words importing the singular only shall include the plural and vice-versa when applicable.

1.31	“CPT”,”DDU”, “EXW” and “CFR” shall be interpreted and governed in accordance with Incoterms 2000 edition of the International Chamber of Commerce, unless otherwise provided in the Contract.

1.32	Headings of this Contract are included for convenience only and shall not affect the construction of any provision of this Contract.

1.33	Terms such as “include”, “including”, “are inclusive of and similar expressions are no expressions of limitation and shall be construed as if followed by the words “without limitation”.

1.34	References to “law” or “laws” shall include all applicable laws, regulations, rules and orders of any Governmental Authority, securities, exchange or other self-regulating body, any common or customary law, constitution, code, ordinance, statute or other: legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

1.35	If a period of time is specified and dates from a given day or the day of a given act or: event, such period shall be calculated [exclusive] of that day.

General Terms and Conditions

Chapter 2 Scope of Contract

2.1	The Supplier shall supply to the Purchaser completely all Engineering, Equipment, Special Tools, Additional Spare and Replacement Parts and Documentation including interfaces, Services and other things of all kinds necessary for the carrying out, completion and maintenance of the Work in accordance with the Contract. The Supplier undertakes that if during the implementation of the Contract, it fails to supply any items which are required for the safe and reliable operation of the Equipment or for achieving the functions and performance as stipulated in the Contract, such items shall be supplied by the Supplier at no additional cost to the Purchaser.

2.2	The Equipment, Engineering, Documentation Services and where applicable, the Special Tools, Additional Spare and Replacement Parts supplied under the Contract shall be in full conformity with the Specifications, conditions, requirements, performance and limits of supply as defined in Appendix B.

2.3	The Equipment to be supplied by the Supplier shall conform to the requirements and the limits of supply stipulated in the Contract. The Supplier shall be responsible for providing the Purchaser or the Design Institute designated by the Purchaser with all the information in accordance with the schedule in Appendix B-8.

2.4	The Supplier shall assign competent personnel with the relevant expertise to carry out on-Site Services if and when requested by the Purchaser and with a week advance notice in order to ensure that the Equipment is appropriately erected, installed, tested, maintained and put into operation correctly, and the personnel dispatched on Site shall abide by the Safety Management Agreement signed by the Parties in conjunction with the Contract.

2.5	The Supplier shall make available Additional Spare and Replacement Parts promptly in accordance with Chapter 15 and, if required to do so by Purchaser, shall carry out repairs to the Equipment in accordance with the provisions of Chapter 15.

2.6	During the course of the Project, the Supplier shall, free of any charge to the Purchaser, provide the Purchaser with new operating information and technical know-how and processes obtained by the Supplier, and at all times keep the Purchaser informed of any identified improvement in relation to the technical and safety aspects of the Equipment.

2.7	The Supplier shall also perform its other obligations under the Contract and shall perform such other obligations from time to time reasonably required by the Purchaser for the purpose of performing this Contract.

General Terms and Conditions

Chapter 3 Contract Price

3.1	Unless the context otherwise provided or agreed by the Parties in writing, the Contract Price shall constitute the entire consideration amount payable by the Purchaser to the Supplier for the supply of Equipment, Engineering, Additional Spare and Replacement Parts, Special Tools, Documentation, the provision of Services, packing, transportation and the fulfillment by the Supplier of all of its other obligations under the Contract.

3.2	The Contract Price is *** the particulars of which are set out in Clause 3.3 below. Unless otherwise agreed by the Parties in writing, the Contract Price specified herein shall be fixed and final.

3.3	Particulars of the Contract Price are set out as follows:

Sr.	Name of Equipment	Unit Price (EUR)	Q’ty	Remarks

1-17	Reactor (***)	***	17

18	Reactor (***)	***	1	***

	Total Contract Value	***

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

General Terms and Conditions

Chapter 4 Terms of Payment

4.1	Payment shall be considered as effected at the time when payment is made by the Purchaser. Original payment document shall be sent by the Supplier directly to the Purchaser.

Should the dates of payment release fall into any of the statutory holiday, the payment shall be effected on the following Working Day, and the deferment shall not be regarded as delay of the payment.

All banking charges incurred in connection with the Purchaser’s Banks shall be borne by the Purchaser otherwise all banking charges incurred shall be borne by the Supplier.

4.2	The Purchaser shall pay the Supplier the Contract Price stated in Chapter 3 in the following manner:

(i)

The Purchaser shall open or issue 1st irrevocable direct letter of credit (“1st Letter of Credit”) by the bank which is acceptable to the Supplier’s bank (which acceptance shall not be unreasonably withheld) in favor of the Supplier in the sum of *** being *** of the Contract Price to the Supplier within *** from the date of this Contract. 1st Letter of Credit shall be valid for *** from the issuance date of the 1st Letter of Credit.

(ii)

The Purchaser shall open or issue 2nd irrevocable direct letter of credit (“2nd Letter of Credit”) by the bank which is acceptable to the Supplier’s bank (which acceptance shall not be unreasonably withheld) in favor of the Supplier for *** of the Contract Price within *** after the Delivery Date of the first batch of *** Sets and upon the Purchaser receives one (1) original of the valid export license issued by relevant authorities of the Supplier’s and/or manufacturer’s country or a statement of relevant authorities/agency certifying that no export license is required. 2nd Letter of Credit shall be valid for *** after the Delivery Dates of the 1st batch of *** Sets.

The Supplier may suspend the works in the event that the Supplier does not receive the aforesaid 2 nd Letter of Credit within *** after the written notice by the Supplier to the Purchaser of the failure of the receipt of aforesaid 2nd Letter of Credit in accordance with aforesaid paragraph under this Clause 4.2 (ii).

(iii)

The Purchaser shall, within *** after the Delivery Dates of the 2nd batch of *** Sets, open or issue 3rd irrevocable direct letter of credit (“3rd Letter of Credit”) by the bank in favor of the Supplier for *** of the Contract Price after the written notice made by the Supplier with respect to the shipment of the Equipment. The 3rd Letter of Credit shall be valid for *** after the Delivery Dates of the 2nd batch of *** Sets.

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

General Terms and Conditions

A retainer fee being *** of the Contract Price shall be paid by telegraphic transfer by the Purchaser through the Purchaser’s Bank, within *** after the Purchaser duly received all of the following documents and fully satisfied the performance of the obligations by the Supplier under this Contract:

(a)	A copy of Final Acceptance Certificate issued by the Purchaser in accordance with Clause 14.16; and

(b)	One (1) original of commercial invoice or VAT invoice covering the amount of the payment.

4.3

*** of the Contract Price shall be paid against the abovementioned 1st, 2nd and 3rd Letters of Credits, upon presentation of the following documents by the Purchaser to the Supplier in respect of the actual pro rata value of each shipment, which are found in order:

(a)	Three (3) originals and three (3) duplicate copies of clean on board ocean Bill of Lading made out to order, blank endorsed, notifying the Purchaser and marked “FREIGHT PREPAID”, or one (1) original and four (4) duplicate copies of airway bill made out to order of the Purchaser;

(b)	Five (5) originals of manually signed commercial invoice indicating the amount to be paid and the itemized price;

(c)	Two (2) originals and three (3) duplicate copies of detailed packing list indicating the shipping weight, number and the date of the corresponding invoice;

(d)	Two (2) originals and three (3) duplicate copies of ex-works quality certificate issued by the manufacturer;

(e)	Two (2) copies of sight draft;

(f)	One (1) original and four (4) duplicate copies of certificate of origin issued by relevant authorities or agency of the manufacturer’s country;

(g)	Five (5) copies of fax advising the Purchaser of the shipment within forty-eight (48) hours after it is made;

(h)	One (1) original and four (4) copies of the Quarantine Certificate/Heat Treatment Certificate for the wooden packing materials or non-wooden packing declarations in case of ocean transport, or four (4) copies of the Quarantine Certificate/Heat Treatment Certificate for the wooden packing materials or non-wooden packing declarations in case of air freight.

4.4	Unless otherwise specifically provided in a Variation Order which increases or decreases the Contract Price, the amount thereof shall be added to or deducted from the amount of payment under Clause 4.2 and 4.3 with the same ratio, which are outstanding at the issuance of the Variation Order in question.

4.5	The Purchaser shall effect any payment within *** after receiving the appropriate invoices and supporting documentation in accordance with the provisions of this Chapter, unless the Purchaser considers such documentation is not in conformity with the Contract or disputes the amount of any invoices submitted by the Supplier whereupon the Purchaser shall notify the Supplier in writing stating its reasons within ***.

General Terms and Conditions

4.6	The Supplier shall be solely responsible for arranging payments to its Sub-suppliers and all other persons as may be engaged by the Supplier in the performance of the Contract.

4.7	If pursuant to Chapter 14, 24 or 34 hereof the Supplier is liable to pay liquidated damages to the Purchaser, the relevant amount of liquidated damages shall be paid by the Supplier to the Purchaser within *** days after receipt of the first written notice from the Purchaser or such other date as specified in the court judgment or order stating the amount payable.

4.8	The amount of liquidated damages which the Supplier is liable to pay to the Purchaser pursuant to the terms of this Contract or following a court judgment or order as provided for in Chapter 34 shall be paid by the Supplier directly to the Purchaser or where applicable, deducted from any remaining payment by the Purchaser.

General Terms and Conditions

Chapter 5 Delivery and Terms of Delivery

5.1	Subject to Chapter 39 of this Contract, all the Equipment supplied under the Contract shall be delivered by the Supplier under terms of CFR Shanghai port of shipment in accordance with the terms of this Chapter and the Schedule specified in Appendix B-8 hereunder.

5.2	This Clause is intentionally left blank.

5.3	Within two (2) months after the EOC, the Supplier shall provide the Purchaser a forecast delivery schedule which shall fulfill the requirements of the Overall Project Schedule for the approval of the Purchaser. The delivery dates provided in such forecast delivery schedule approved by the Purchaser shall be the Delivery Dates for the Equipment.

In the above-mentioned forecast delivery schedule, the Supplier shall provide the Purchaser with the following updated information:

A.	Name of Equipment;

B.	Gross Volume;

C.	Gross Weight;

D.	Respective Delivery Schedule for CFR;

E.	Names of respective port of shipment for CFR;

F.	Cargo package/packing list;

G.	Names, Weight Measurement and Drawings of the over-weight, over-sized Equipment, loose goods and bulk materials;

H.	Names, Weight, Measurement and IMCO No. (as per International Maritime Dangerous Goods Code) of dangerous goods.

For the purpose of the Contract, the term “Actual Delivery Date” shall, pursuant to CFR term mean the date of clean on board Bill of Lading.

5.4	Under CFR term, the Supplier shall deliver the Equipment in accordance with the following provisions:

5.4.1	Not later than sixty (60) days before the readiness or delivery to the first carrier for each shipment, the Supplier shall notify the Purchaser and the Purchaser’s shipping agent by fax of the following contents:

a)	Contract No.;

b)	Date of readiness for the shipments;

c)	Total volume;

d)	Total gross weight/total number of packages;

e)	Contract value of the equipment;

f)	Port/Place of Shipment;

g)	Name, total gross weight and measurements of each piece exceeding *** metric tons in weight or *** cubic meters in measurement;

General Terms and Conditions

h)	Name, weight, cargo quantity, IMCO No. (as per International Maritime Dangerous Goods Code) of the dangerous and/or inflammable goods; and

i)	Export Warning Notice (EWN) serial number, if applicable.

In the meantime the Supplier shall airmail via express mail the following documents in six (6) duplicate copies to the Purchaser:

a)	The packing list of the shipment covering Contract No., item No., name of the Equipment, specification, type, quantity, unit/total price, unit/total weight, unit/total volume, the overall dimensions of each package (lengthxwidthxheight), total number of packages and Port of Shipment.

b)	Overall packing sketch and drawings for each large piece exceeding twenty (20) metric tons in weight or 9x3 x3 cubic meters in measurement;

c)	Description of any dangerous and/or inflammable goods indicating names, properties, special protective measures and handling methods in case of accident;

d)	Description of the special precautions for the Equipment that requires special storage and transportation.

Another duplicate copy of the said documents shall be airmailed via express mail to the shipping agent appointed by the Purchaser as the basis for arranging transportation, loading and unloading of the Equipment.

5.4.2	Within twenty-four (24) hours after completion of each loading, the Supplier shall inform the Purchaser by fax of the following information: Contract No., name of Equipment, actual loading quantity, total gross weight, total volume, proforma invoice and the statement of packing without wood or the fumigation certificate issued by concerned inspection organization. In case the Purchaser fails to arrange insurance in time due to the Supplier’s failure to inform it in time, all the losses shall be borne by the Supplier.

5.4.3	Within two (2) days after loading the Equipment onto the carrying vessel designated by the Purchaser, the Supplier shall deliver by express mail one (1) original of the clean on board Bill of Lading, proforma invoice, quality certificate, certificate of origin, the statement of packing without wood or the fumigation certificate issued by concerned inspection organization and packing list to the Purchaser.

5.4.4	The Supplier shall complete the delivery of Equipment in accordance with the Delivery Dates. Any delivery to be made by the Supplier prior to the Delivery Dates shall be subject to the prior written consent of the Purchaser, otherwise all responsibilities and cost and expenses thus incurred shall be borne by the Supplier.

5.4.5	If any Equipment contains dangerous and/or inflammable items, the Supplier shall submit to the Purchaser an English description in one (1) copy indicating the name, characteristics, special handling and protective measures in case of accidents in respect of such items. The Supplier shall instruct the shipping agent to indicate in the Bill of Lading the case No./container No., IMCO No., thereof.

5.4.6	The Supplier/his shipping agent shall book shipping space in advance. The Supplier shall keep close contact with the Purchaser. Should the shipping vessel or the date of arrival be changed, the Supplier/his shipping agent shall inform the Purchaser in time.

General Terms and Conditions

5.4.7	If the Supplier fails to deliver by express mail, the above-mentioned documents stipulated in 5.4.3 to the Purchaser in due time, all the costs incurred due to delayed customs clearance including but not limited to storage, fumigation and heat treatment expenses shall be borne by the Supplier.

5.4.8	In case the Equipment are lost and/or damaged in the ocean transportation after the transfer of the risk to the Purchaser, the Supplier shall assist the Purchaser to apply to the insurance company for compensation at the Purchaser’s expenses and effect, upon the Purchaser’s request, supplementary supply of the same Equipment and Document at the original Contract Price.

5.5	The Clause 5.5, Clause 5.6, Clause 5.7 and Clause 5.8 are intentionally left blank.

5.6	Documentation provided by the Supplier shall be delivered at the site directed by the Purchaser.

5.7	All Documentation to be supplied by the Supplier shall be delivered in accordance with the Schedule as shown in Appendix B-8 under the Contract. In case the delivery dates are not defined in the Contract, their delivery should comply with the erection, testing, commissioning, operation and maintenance plan of related Equipment.

5.8	The Supplier shall remain responsible for the contents of unopened Documentation packages being in accordance with the Supplier’s appropriate detailed list of Documentation until such packages are opened. In the case of any shortage, loss or damage caused to the Documentation, the Supplier shall make supplementary delivery to the Site of the item or items lost or damaged within *** after receiving notification from the Purchaser, without any charge. Any item or items lost or damaged after transfer of the risk to the Purchaser or due to the Purchaser’s fault shall be replaced by the Supplier at the cost of the Purchaser.

5.9	The Supplier shall, one (1) week prior to the delivery of Documentation, notify the Purchaser and its nominated carrier of the number of cases, gross weight, Contract No. and the expected date of arrival of the Documentation to be delivered.

5.10	Within twenty-four (24) hours after dispatching Documentation, the Supplier shall notify the Purchaser and its nominated carrier by fax of the Contract No., dispatching date, number of parcels, flight No., Airway Bill No., and approximate gross weight, and submit by courier service to the Purchaser and/or its nominated carrier the following documents:

a)	Two (2) copies of airway bill (marked with Contract No. and the consignee) or carrier’s receipt;

b)	Two (2) copies of detailed list of Documentation;

c)	Two (2) copies of detailed packing list; and

d)	One (1) original Certificate of fumigation treatment issued by concerned inspection organization or the statement of packing without wood for Document delivered from abroad.

General Terms and Conditions

5.11	The date of receiving the Documentation at Site shall be deemed as the Actual Delivery Date for Documentation provided by the Supplier within People’s Republic of China.

The delivery date of the final version of the Documentation shall be deemed as the Actual Delivery Date of the Documentation concerned.

General Terms and Conditions

Chapter 6 Packing and Marking

6.1	The Supplier shall have the Equipment tightly packed and shall take all measures to protect the Equipment from moisture, mould, rain, rust, corrosion, and all forms of damage, etc. taking into account the local climatic conditions and the nature of the Equipment. Such packing shall be suitable to withstand numerous handling, loading and unloading and long-distance air and/or sea and/or inland transportation to ensure the safe arrival of the Equipment at the Site without any damage or corrosion. The Supplier shall also provide all special frames, supports or fixtures necessary for handling and stowing the Equipment, and ensure them to meet the specified requirement of the further transportation, storage, protection and hoisting for the consequent equipment. The Supplier shall take such special measures as may be necessary to protect such things as the welding preparations of high pressure pipes, instrumentation, sockets and other fragile fittings.

6.2	In each package of Equipment a detailed packing list in three (3) copies together with the relevant quality certificate issued by relevant manufacturers shall be enclosed. The packing list shall specify:

(i)	for individual equipment:

(a)	functional identification of equipment and designation;

(b)	reference (coding number and title) of the drawing (assembly drawing or other) identifying the equipment;

(c)	quality.

(ii)	for bulk material:

(a)	coding identification and designation of the relevant item;

(b)	references (coding number and title) of the standardized document identifying the item;

(c)	quantity and quality.

The packing list shall be presented and coded according to the applicable procedures.

6.3.1	The Supplier shall mark the following on the four (4) adjacent sides of each package with indelible paint in conspicuous printed words:

(i)	Contract No.;

(ii)	consignee;

(iii)	destination;

(iv)	shipping mark;

General Terms and Conditions

(v)	gross/net weight (kg);

(vi)	measurement (length x width x height in m);

(vii)	case No./bale No.;

(viii)	name of Equipment;

(ix)	consignee code;

(x)	Supplier’s name.

6.3.2	In accordance with the characteristics and various requirements in loading, unloading and shipping equipment, the packing shall be conspicuously marked “Handle with care”, “Right side up”, “Keep dry”, etc. in words, or with appropriate international trade practice and illustrations.

6.3.3	Should any packages weight two (2) metric tons or more, its weight and hoisting position and with international trade practice and illustrative marks shall be clearly shown on two (2) adjacent sides of each package so as to facilitate loading, unloading and handling.

6.3.4	Loose accessories in package or bundles shall be labeled by the Supplier, indicating Contract No., names of accessories and their location, number and accessory No. on assembly drawings.

6.3.5	For unpacked pieces of Equipment the above mentioned marking shall be indicated directly on Equipment or on tightly fastened metal labels. For large pieces proper handling frames and supports should be provided.

6.3.6	Should any Equipment be damaged or lost due to improper packing and/or inadequate protective measures, the Supplier shall be responsible for the repair, replacement and/or compensation in accordance with the Contract. If mistake of transportation of Equipment occurs due to wrong/poor packing or ambiguous marking, the Supplier shall bear additional expenses arisen thereof.

6.3.7	The Documentation to be provided by the Supplier shall be properly packed to withstand numerous handling, long-distance transportation and to be protected against damage from moisture and rain.

6.3.8	Three (3) copies of a detailed list marking the Documentation coding number, title designation, revision and status of documents shall be enclosed in each parcel of the Documentation.

6.4	Any item delivered pursuant to or in connection with the Contract and which remains the property of or is rented out by the Supplier shall be marked accordingly.

6.5	The Supplier shall request in due time from the Purchaser the necessary information for marking.

6.6	All mark described in this chapter shall be made in English.

General Terms and Conditions

Chapter 7 Documentation

7.1	Both Parties shall deliver the Documentation to the other Party in accordance with Appendices B-1 and B-8. Final documentation shall take into account the latest modifications made during on-Site Acceptance tests.

7.2	The Supplier shall submit the Documentation to the Purchaser and the Design Institute designated by the Purchaser for review within the time specified in the Contract or, where there is no specified time, the Supplier shall submit the Documentation to the Purchaser within the time reasonably required by the Purchaser. The review of Documentation by the Purchaser shall not release the Supplier from its any obligation under the Contract.

7.3	If the Supplier in order to comply with its obligations under the Contract shall wish to modify or correct any Documentation which has already been supplied to the Purchaser, it shall submit such modified Documentation or revisions thereof for the review by the Purchaser and the Design Institute designated by the Purchaser.

7.4	The Purchaser and the Purchaser’s representative or any third party appointed or engaged by the Purchaser shall have the right, at all reasonable times to inspect at the premises of the Supplier and where applicable, its Sub-suppliers all Documentation relating to any item of the Equipment.

7.5	Documentation and the Contract are intended to complement each other, so that anything shown in Documentation but not mentioned in the Contract, or vice-versa, is to be supplied as though specifically set forth in both. Any discrepancies in the Documentation or Contract shall be promptly referred to the Purchaser and the Design Institute designated by the Purchaser before the Supplier proceeds with the manufacture of the relevant part of the Equipment.

7.6	Detailed drawings shall take precedence where they differ from general drawings.

7.7	All documents shall be provided in English and shall refer to the metric system, except otherwise stipulated in the Contract.

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Chapter 8 Mistakes in Information

8.1	The Supplier shall be responsible for any discrepancies, errors or omissions in the Documentation and other information supplied by the Supplier under the Contract, whether such Documentation and other information has been reviewed or approved by the Purchaser or not, provided that such discrepancies, errors or omissions are not due to inaccurate documentation furnished to the Supplier by the Purchaser.

8.2	The Supplier shall at its own expense carry out any alterations or remedial Work necessitated by reason of such discrepancies, errors or omissions and modify Documentation accordingly. In the event that the Supplier fails to carry out such alterations or remedial Work upon the receipt of the notice from the Purchaser, and if such alterations, remedial Work or modifications are done by or on behalf of the Purchaser, the Supplier shall bear all costs reasonably incurred therein. The performance of its obligations under this Chapter shall not relieve the Supplier of its liability under Chapter 14.

8.3	The Purchaser shall be responsible for information supplied to the Supplier in writing by the Purchaser. The Purchaser shall issue a Variation Order in accordance with Chapter 9 for alterations necessitated by reason of inaccurate information so supplied to the Supplier, if the alterations affect the Supplier’s costs.

8.4	The Supplier shall promptly bring to the attention of the Purchaser any matters that appear to be deficiencies, omissions, contradictions or ambiguities, or any doubt about the meaning or correctness of any information supplied to the Supplier by the Purchaser. The Purchaser shall then promptly instruct the Supplier how to proceed.

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Chapter 9 Variations and Omissions

9.1	The Supplier shall not alter any of the Works except as directed in writing by the Purchaser, but the Purchaser shall have the full power, subject to the provisions hereinafter contained, at any time during the execution of the Contract to alter, amend, omit, add to or otherwise vary any of the Works. The Supplier shall carry out such variations and be bound by the same conditions, so far as applicable, as though the said variations were an integral part of the Contract.

9.2	The Purchaser may from time to time in writing instruct the Supplier to submit, in such detail as the Purchaser may require and within a reasonable period of time, the proposed revision to the Contract Price and Delivery Dates.

9.3	If in the opinion of the Supplier any proposed variation is likely to prevent it from or prejudice it in fulfilling any obligation under the Contract, it shall notify the Purchaser thereof in writing, and a change proposal shall be submitted by the Supplier at the same time, but there shall be no delay on the part of the Supplier in performing its obligations under any Variation Order issued by the Purchaser.

9.4	If the Supplier believes that any direction, instruction, decision or any other act or omission of the Purchaser affects the Supplier’s costs for performing the Works or the time required therefore, the Supplier shall promptly notify the Purchaser in writing, but there shall be no delay on the part of the Supplier in performing its obligations under any Variation Order by the Purchaser. The Purchaser may issue a Variation Order revising the Contract Price and Delivery Dates as required, provided however that no Variation Order shall be allowed if:

a)	the act of the Purchaser affected the Supplier’s performance in a manner consistent with the Contract or was necessitated by the Supplier’s failure to comply with the terms of the Contract; or

b)	the Supplier’s performance was adversely affected by the Supplier’s fault, negligence or failure to comply with the stipulations of the Contract; or

c)	the Supplier did not promptly notify the Purchaser in writing, due to which the Purchaser could not make recourse to the liable third party.

9.5	Such revision to the Contract Price shall be ascertained and determined in the following manner:

(i)	where options and alternatives are defined and priced in the Contract, the amounts stated therefore;

(ii)	where they are not so defined and priced, the amounts shall be agreed by the Parties in accordance with one or more of the methods stated below:

(a)	on a lump-sum basis, determined from an estimate produced by the Supplier on a basis consistent with the Contract;

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(b)	on a lump-sum basis, based on unit prices and/or unit rates which stated in the Contract;

(c)	on the basis of costs which the Contract so provides;

where they are not so defined and priced, the amounts shall be discussed and agreed by both Parties in writing.

Due account shall be taken of any partial execution of Work which may be rendered useless by any such variation or omission, and of any sums which may be recoverable by the Supplier from third parties.

Detailed itemized price shall be submitted by the Supplier, and inquiry/quotation documents with its Sub-suppliers shall also be provided to support the related price. All these shall be treated as the supporting documents for the issuance of Variation Order.

Except with the prior agreement of the Purchaser, the Supplier’s submission of change proposal shall be made not later than *** after receipt of the Purchaser’s instruction.

9.6	In case both Parties cannot reach an agreement on commercial issues and delivery schedules of a change proposal within two (2) weeks after the receipt by the Supplier of the notification from the Purchaser, the Supplier shall suspend the Work under the proposed variations of the Purchaser. Both Parties shall continue the discussions on the change proposal mentioned above, and then a final agreement shall be reached under the Contract’s condition.

9.7	If the Supplier fails to carry out the relevant Works under any Variation Order of the Purchaser in order to secure the progress of the Project after the receipt by the Supplier of the notification from the Purchaser, the Purchaser is entitled for a self-execution, and the Supplier will be responsible for any consequences arising from abovementioned self- execution within *** after the receipt by the Supplier of the notification from the Purchaser.

9.8	A Variation Order shall be issued after the Purchaser has agreed the Supplier’s submission and shall be on a standard form entitled “Variation Order” which shall be the sole method for revising Delivery Dates, the Schedule and/or the Contract Price.

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Chapter 10 Coordination, Liaison and Project Management

10.1	The Supplier shall liaise and work in coordination with the Purchaser’s project management team in the People’s Republic of China and with the representative of the Overall Designer of the Project entrusted by the Purchaser. The procedure for such liaison is outlined in Appendix B-10 and it shall be specified in detail in the Project Procedures Manual according to Appendix B-10.

10.2	Unless specifically stated to the contrary in the Contract, the cost of undertaking such liaison in accordance with Appendix B-10 shall be, and shall be deemed to be, covered by the prices included in the Contract. The Supplier further undertakes that it (and its Sub-suppliers where applicable) shall fulfill its obligations pursuant to Appendix B-10 but it is expressly agreed between the Parties that the Supplier is not liable for any of the obligations of any other suppliers engaged by the Purchaser; in the event that the Supplier considers that its fulfillment of its obligations under Appendix B-10 is being impeded by any other supplier engaged by the Purchaser, it shall promptly bring such matter to the attention of the Purchaser’s Project Director.

10.3	Project Director shall be the person so nominated by the Purchaser from time to time by the issue of a written notice to the Supplier. When issuing any such notice the Purchaser shall also notify the Supplier of the power that it has delegated to its Project Director and all acts, instructions and decisions subsequently given by the Project Director in accordance with such delegated powers shall be deemed to be acts, instructions and decisions of the Purchaser.

10.4	The Purchaser shall have the right to withdraw or amend any delegation given to its Project Director pursuant to Clause 10.3 by the issue of written notice in advance to the Supplier.

10.5	The Project Director shall have the right to re-delegate any of the powers vested in him by the Purchaser (other than the power to approve any variation or to change any previously established date for the fulfillment of an obligation by the Supplier under the Contract) by the issue of written notice to the Supplier and all acts, instructions and decisions subsequently given by any person within the powers delegated to him by the Project Director shall be deemed to be acts, instructions and decisions of the Project Director.

10.6	The Project Director shall have the right to withdraw or amend any re-delegation of his powers pursuant to Clause 10.5 by the issue of written notice in advance to the Supplier.

10.7

Within one (1) month after Signature of Contract, the Supplier shall submit details of its proposed contract management organization for the Project Director’s review. Such details shall consist of an organization chart and a brief job description for key personnel, and show the powers and authorities vested in those shown in the Supplier’s contract management organization as having direct contact with the Purchaser, the Project Director (including his delegates pursuant to Clause 10.5), and the

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Purchaser’s other representatives including the Overall Designer engaged by the Purchaser for the purposes of the Project. In the event of it being agreed that changes should be made to the Supplier’s organization chart, the Supplier shall forthwith submit a modified organization chart to the Project Director.

10.8	Whenever the Supplier considers that the previously reviewed contract management organization should be changed without prejudice to the interests of the Project, or where the need for change has become unavoidable, it shall forthwith submit details of its proposed revised contract management organization to the Project Director for review as if it were the original proposed contract management organization.

10.9	The Purchaser shall have the right to issue copies of the Supplier’s contract management organization details to its other suppliers engaged for the purposes of the Project.

10.10	In order to enable the Purchaser to exercise its rights under the Contract with regards to access relating to the Works being undertaken by the Supplier’s Sub-suppliers, the Supplier shall provide the Project Director with the necessary details of the Sub-suppliers’ organizations.

10.11	The Supplier undertakes that throughout its contract management organization it shall only use suitably qualified and experienced personnel and that where such personnel are a point of direct contact with the Purchaser, including the Project Director and any of his delegates and representatives, they shall be fluent in the English language.

10.12	Each Party shall provide such facilities as is required under the Contract so as to facilitate the coordinated working procedures outlined in Appendix B-10 and each Party shall be responsible for ensuring that the acts of its employees, agents and other representatives under the Contract shall not prejudice the best interests of the Project. In particular, but without limitation, without prior notice to the Purchaser the Supplier shall not enter, nor permit its Sub-suppliers to enter, into any negotiations with any government entity or agency to develop variances or revisions to any law which has direct application to the Contract and which could adversely affect the best interests of the Purchaser.

10.13	The activities required to be provided by the Supplier pursuant to Appendix B-10 include the attendance by the Supplier’s personnel at periodic coordination meetings, monthly progress meetings and meetings on special issues. The host shall provide meeting facilities and prepare meeting documents concerned.

General Terms and Conditions

Chapter 11 Safety Management and Quality Assurance

Part 1: Safety Management

11.1	The Supplier shall abide by the compulsive design standards and codes which shall be noted in the design document and the Contract. In case of no such standards and codes in existence, the Supplier shall make sure as required by the Product Quality Law of People’s Republic of China the design and the product be safe to human health and lives, and property as well.

11.2	Considerations shall be made to ensure the safety and protection of the product in erection and operation. The Supplier shall highlight the safety related information in the design documentation and provide instructions in accident prevention.

11.3	In case the application of new structure, material or state of arts, the Supplier shall provide relevant safety suggestions to the construction personnel.

11.4	The Supplier shall do the best in enhancing the intrinsic safe performance of the product.

11.5	The Supplier shall provide the Purchaser with the information on the hazards and safety instructions in regard of the transport, erection, commissioning, operations and maintenance of the Equipment.

11.6	The manufacturer shall follow the design and make sure the quality and safety performance of the Equipment in operation lifetime.

11.7	Appropriate safety signs and marks on the product and/or the package of the product shall be provided as required by the Product Quality Law of People’s Republic of China.

11.8	The product containing radioactive sources or toxic and hazardous substance (if any) shall bear outstanding warning signs on the surface and the packages, and the Supplier shall make statement on the shipping document and provide safe storage instruction and precautions to the Purchaser.

Part 2: Quality Assurance (hereinafter referred to as the “QA”)

11.9	The Supplier shall establish and implement a Quality Management System which shall comply with ISO9001: 2000 Standard.

11.10	The Supplier shall establish a Project Quality Assurance Program (hereinafter referred to as the “program”) for this Contract after taking into account scope and nature of the Contract, Specifications, quality warranties and quality control requirements and prepare management procedures and work instruction to meet the contract requirements, if necessary.

The detailed requirement for “program” and procedures is specified in Appendix B-4.

11.11	The Supplier shall submit to the Purchaser its generic “quality management manual” for review, and “program” and management procedures specific for the project for approval.

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11.12	The Supplier shall submit to the Purchaser documents and records in line with requirement prescribed in Appendices. And the Supplier shall ensure the validity of these documents and records provided to the Purchaser regardless of the Purchaser’s review. In the event that the Purchaser discovers that any quality related documents do not conform to the requirements of the Contract, the Purchaser shall have the right to require revision by the Supplier.

All quality related documents and records relevant to the contract shall be available to the Purchaser’s representatives for reference and review at the location where the corresponding activity is performed. At the Purchaser’s request, if needed on a case-by-case basis, the Supplier shall provide a copy of such quality-related documents. The Purchaser shall have the right to make copies of all documents and records submitted by the Supplier and distribute such copies to its representatives for their use.

11.13	The Supplier shall evaluate its main Sub-suppliers in line with documented procedure and submit to the Purchaser the qualification report for approval before signature of relevant contracts according to the requirements of Purchaser’s Project Procedures. When it is necessary, the Purchaser shall have right to perform sources evaluation on selected Sub-suppliers with supplier. The Supplier shall establish and maintain up to date the list of qualified Sub-suppliers in which the status of qualification, QA standard applied and scope of contract shall be indicated. The list of qualified Sub-supplier, modification to this list and associated supporting documents shall be submitted to the Purchaser for review.

The Supplier shall strictly supervise the implementation of its Sub-supplier’s QA/QC activities according to the requirements of the applicable QA/QC documents.

11.14	The Quality Plans for this Contract shall be established and implemented by the Supplier in accordance with the requirement of Appendix B-4.

11.15	The Supplier shall handle non-conformance related to this Contract in accordance with the provisions described in Appendix B-4. The non-conformance list of this Contract shall be established and up-dated.

11.16	The Purchaser’s representative has the right to access to the Supplier and its Sub-supplier’s premises for its QA and QC activities. The Supplier shall provide to the Purchaser’s representative with convenience and necessary assistance to carry out such QA and QC activities. The Purchaser reserves the right to stop the Supplier’s activities when significant conditions adverse to quality arise and the Supplier shall take all necessary corrective actions promptly to resolve the conditions into satisfaction of the Purchaser prior to resumption of the activities.

11.17	The Purchaser shall have the right to participate in the internal and external QA audits as observer/auditor and kick-off meetings arranged by the Supplier. The Supplier shall inform the Purchaser of the schedule in advance.

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Conclusions, findings and corrective actions of QA audit report related to this Contract shall be transmitted to the Purchaser.

11.18	The representative of the Purchaser shall have access to the Supplier’s and its Sub-suppliers premises for surveillance and inspection if safety related activities concerned.

11.19	The Supplier shall include in its sub-contracts the necessary provisions to ensure that all Sub-suppliers of this contract comply with the provisions of this chapter, and to entitle the Purchaser with the same right to Sub-suppliers as to the Supplier under this Contract.

11.20	All QA and QC activities carried out by the Purchaser and the inspecting and witnessing safety related activities carried out by the Purchaser to the Supplier and its Sub-suppliers shall not alleviate or free the Supplier from its obligations and legal responsibilities under the Contract.

General Terms and Conditions

Chapter 12 Inspection at Manufacturer’s Premises and after Delivery

12.1	During manufacture, the Supplier shall be responsible for all inspection, examination and testing (“In-factory Acceptance Tests”) of the Equipment to be supplied under the Contract and the costs thereof, including that of its Sub-suppliers, prior to completion. Such inspection and examination shall be according to the standards and codes stipulated in the Contract, or where standards and codes are not specifically defined, in accordance with appropriate and generally accepted practice for the Equipment in question.

12.2	The Purchaser’s involvement in the inspection and test in the supplier’s premise is defined in Appendix B-5. During manufacture, the Purchaser or its representative shall be entitled at all reasonable times to inspect and examine, on the Supplier’s premises, the materials and workmanship of Equipment to be supplied under the Contract and to witness the inspection, examination and tests carried out by the Supplier. If part of the said Equipment is being manufactured on other premises the Supplier shall obtain for the Purchaser equivalent authorization as if the said Equipment were being manufactured on the Supplier’s premises. Such inspection, examination and witnessing shall not release the Supplier from any of its obligation under the Contract.

12.3	During manufacture, the Supplier shall submit manufacture progress reports on forms as approved by the Purchaser at suitable time. Such monthly reports shall show the actual progress completed as of date of the reports plotted against the schedule as given in the Contract, and shall be broken down so as to indicate status of purchased materials, detailed shop schedule, shipping dates, and the like as required in accordance with the Contract.

12.4	For any tests to be performed on the premises of the Supplier or of any Sub-supplier, the Supplier shall provide free of charge such assistance, labor, materials, electricity, fuel stores, apparatus and instruments as may be requisite and as may be reasonably required to carry out such tests efficiently.

12.5	If during manufacture, when inspecting, any Equipment or any part thereof is found to be not in accordance with the Contract, or in any other way defective, then the Supplier shall promptly replace or re-manufacture the Equipment or part thereof so affected, or remedy the defect or non-conformance. Unless otherwise authorized by the Purchaser, the Supplier shall re-perform within a reasonable time and upon the same terms and conditions such inspection, examination or test, at the expense of the Supplier. No such replacement, re-manufacture, remedy and associated inspection, examination or tests shall be regarded as a Force Majeure occurrence.

12.6	Should the Supplier fails to comply with the requirements of Clause 12.5 above the Purchaser shall have the right to remove the portion of the Equipment concerned from the Supplier and to have the defect remedied by and the test re-performed by the means whatever the Purchaser shall decide, all at the Supplier’s expense.

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12.7	The Supplier shall ensure that it and its Sub-suppliers maintain good and clear systems of record so as to be able to store and recover the manufacturing and testing history of the Equipment and of its major components.

12.8	In-factory Acceptance Tests shall be conducted by the Supplier and witnessed by the Purchaser. The Supplier shall provide the Purchaser or its representatives with reasonable working facilities and assist the Purchaser’s inspectors to obtain entry visas and deal with necessary formalities to stay and arrange boarding, lodging, medical care and communication means, etc. in accordance with Appendix B-5.

The final version of the In-factory Acceptance Tests Procedures shall be issued by the Supplier and supplied to the Purchaser prior to the beginning of the In-factory Acceptance tests. The Supplier shall subsequently, after consulting the Purchaser, give the Purchaser notice in writing in advance of the actual date and place at which any Equipment will be ready for In-factory Acceptance Tests as provided in the Contract.

12.9	Except in case of major deficiencies of the Equipment, the In-factory Acceptance Tests should be duly finished in a reasonable time as described in the Appendix B-5 of the Contract.

12.10	After completion of the In-factory Acceptance Tests, if the performance warranties specified in Appendix B and the Acceptance Test Procedures have all been satisfied and the operation of all the Equipment has been normal during the course of the In-factory availability period and, a certificate of In-factory Acceptance Tests in two (2) copies shall be signed and issued by the Purchaser. However, the Supplier shall not deliver the Equipment without In-factory Acceptance certificate and until all recognized defects have been remedied. The certificate shall be deemed as signed and issued by the Purchaser in the event that the Purchaser does not dispatch the technical staffs to participate in aforesaid tests.

12.11	The In-factory Acceptance Tests and the In-factory availability period shall not release the Supplier from its other obligations under the Contract.

12.12	At an appropriate time, after arrival of Equipment at the Site, the Purchaser shall organize the opening of cases, inspection of packing and Equipment and such non-destructive testing as it considers necessary (all being hereinafter referred to as “open-package inspection”), to establish the extent of any shortage or visible damage, to check the Equipment against shipping documentation and to check quality and specifications against the requirements of the Contract. The Supplier is entitled to send its representatives at its own expense to join in the open-package inspection. The Purchaser shall inform the Supplier of the date and nature of inspection or test *** prior to the open-package inspection. If the representatives of the Supplier cannot reach the Site in time, the Purchaser shall have the right to open the package and conduct the inspection independently. After the Supplier has staff on Site, notice of *** in advance shall be given to the Supplier’s Site staff who may join in such inspection.

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12.13	Should any shortage, damage or failure to meet quality standards and specifications stipulated in the Contract, be found affecting the delivered Equipment, during the open-package inspection by the Purchaser and/or the Supplier, a detailed record shall be made and signed by representatives of the Parties. The record shall be sent to the Supplier after the Purchaser conduct the inspection independently as stated in Clause 12.12, if the Supplier disagrees on the record, the comments shall be sent to the Purchaser within *** after receipt, otherwise it shall be deemed that the Supplier accepted the record. This record shall be taken as conclusive evidence for the Purchaser to claim replacement or repair from the Supplier, where the said shortage, defect, damage or failure is due to the fault of the Supplier.

12.14	If the Parties cannot agree on the results of the open-package inspection or on any other means of testing to verify condition of the Equipment as received at Site then either Party may submit the results to the local Branch of General Administration of Quality Supervision, Inspection and Quarantine of China for re-examination and the expenses thereof shall be borne by the liable Party. Any claim against the Supplier by the Purchaser shall then rely upon the certificates issued by the same local Branch of General Administration of Quality Supervision, Inspection and Quarantine of China.

12.15	Where it is found liable therefore under the Contract, the Supplier shall replace missing parts free of charge to the Purchaser, or repair, or if the Purchaser considers the repair might cause potential defects or reduce the integrity of the Equipment, replace damaged parts free of charges to the Purchaser at the Site immediately after receiving the certificate of claim from the Purchaser and shall be responsible for the risk and freight therefore to the erection Site and also the repeat inspection fee of the Purchaser. If the Supplier disputes the claim, its objection shall be raised within *** after receiving the certificate of claim. Consultation shall then take place between the Parties. If the objection is raised later than ***, the Purchaser’s claim shall be upheld.

12.16	Replacement or repair performed by the Supplier under Clause 12.15 shall be carried out as soon as practicable by and at the expense of the Supplier and if replacement or repair is required urgently airfreight shall apply.

12.17	The open-package inspection and tests mentioned above shall not release the Supplier from its liabilities under Chapter 14 of this Contract.

12.18	The lists of standards and codes applicable to the inspection of Equipment to be provided by the Supplier and the delivery dates therefore are set out in the Appendices of the Contract. If the aforementioned standards and codes are not delivered in time or delivered incompletely, the Purchaser shall be entitled to inspect the Equipment according to the existing standards or codes of a third party chosen by the Purchaser.

General Terms and Conditions

Chapter 13 Erection, Commissioning, Testing and Acceptance

13.1	The erection, commissioning and performance test of the Equipment supplied under the Contract shall be organized and executed by the Purchaser. The Supplier shall provide Documentation, technical assistance, advice and supervision at the Site so as to enable the Purchaser to complete the Contract and put it into operation in accordance with the Appendix B-8.

13.2	The responsibilities of the Site Supervision provided by the Supplier at the Site are as follows:

(i)	Assist the Purchaser or its erection contractor to review and to prepare its erection procedures and review with the Purchaser or its erection contractor its erection programs and methods, and provide assistance to the erection contractor when required during the execution of the erection activities;

(ii)	Supervise mechanical erection and provide surveillance of the erection contractor’s erection quality and where required by the Purchaser certify, that quality of erection conforms to the technical requirements of the Supplier;

(iii)	Assist the Purchaser to prepare and perform the correct commissioning and performance test program and procedures;

(iv)	Provide advice to the Purchaser on the conduct of start-up activities, to assist where necessary on resolution of technical matters and where required by the Purchaser certify, the compliance with the Supplier’s requirements.

13.3	During the various stages of erection, commissioning and performance test both Parties shall duly cooperate with each other. In case of any technical problems arising, the Supplier shall advise the Purchaser and analyze the causes and find the solution immediately. Additionally, necessary technical documents shall be provided by the Supplier at no cost to the Purchaser.

13.4	After completion of the erection of the Equipment, the commissioning, performance test, pre-operational test, demonstration run, and acceptance under the Appendices of the Contract shall be carried out without unreasonable delay. The purpose of the above activities is to verify whether the Equipment meets the warranties and technical performances specified in the Contract.

13.5	After completion of the commissioning, performance test, pre-operational test, demonstration run, if the operation of all the Equipment is normal and the warranties and technical performances of the Equipment have all been achieved, and all the known defects are remedied, the Equipment shall be deemed acceptable. Then a certificate of provisional acceptance (hereinafter called “Provisional Acceptance Certificate”) in two (2) original copies shall be signed by both Parties and issued by the Purchaser, one (1) original copy to be retained by each Party.

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13.6	Notwithstanding the provisions of Clause 13.3, if the pre-operational test, commissioning, demonstration run and performance test of the Equipment cannot meet the requirements of one (1) or more items of warranties or technical performance due to the Supplier’s fault, the provisions of Chapter 14 shall apply.

13.7	If the commissioning, performance tests pre-operational test, demonstration run are delayed due to Supplier, the Supplier shall fulfill its responsibilities as defined in 13.2 at any time upon the Purchaser’s request. The delay of the tests mentioned above shall not release the Supplier from its obligations under this Chapter.

13.8	The Provisional Acceptance Certificate of the Equipment under this Chapter shall not release the Supplier from its liabilities under the Contract.

General Terms and Conditions

Chapter 14 Warranties and Defects After Delivery

14.1	The Supplier warrants that all Equipment supplied shall be brand-new, of the quality required by the Contract and free from any Intellectual Property claim or other claim from any third party. The Supplier further warrants that the Equipment shall satisfy the requirements of the interfaces and comply with the standards, codes, and Specifications specified in the Contract, with the objective of assuring long term, safe, reliable and efficient operation, and easy maintenance.

14.1(A)	The Supplier warrants that all items of Equipment supplied under this Contract shall be free from defects in material and workmanship, conform to the applicable Specifications and drawings and shall be free from design defects and suitable for the purposes intended by the Purchaser.

14.2	Notwithstanding the provisions of Clause 14.1, the Supplier shall promptly notify the Purchaser of any improvement measures related to reliability or efficiency taken or proposed in the light of experience feedback from its own activities or from any other customers. At any time up to the end of the Warranty Period, the Supplier shall be obligated to implement any such improving measures (if required to do so by the Purchaser) free of charge to the Purchaser where such implementation is necessary to ensure reliability of the Equipment to the level envisaged by the Contract or its safe operation.

14.3	The Supplier warrants the timely delivery of the Equipment in compliance with the scope of supply stipulated in Chapter 2. During the implementation of the Contract, if any item is omitted which is required for safe and reliable operation or convenient maintenance or for achieving the performance stipulated in the Contract, the Supplier shall supply such item or make the necessary adjustment at no additional cost to the Purchaser.

14.4	The Supplier warrants that the Documentation shall be complete, clear and correct and shall meet the requirements of transportation, storage, acceptance testing, operation, maintenance, management, quality control etc. under the Contract.

14.5	The Supplier shall be responsible for making good any defect in or damage to any portion of the Equipment which may appear or occur under proper use during the Warranty Period and which arises from defective materials, workmanship, design (other than a design furnished by the Purchaser and for which the Supplier has disclaimed responsibility) or the wrong instructions of the Supplier’s technical personnel or an error in the Documentation.

14.6

If any such defect shall appear or damage occur, for which the Supplier is responsible, the Purchaser shall immediately inform the Supplier thereof stating in writing the nature of the defect or damage. The Supplier shall promptly repair or, if the Purchaser considers that repair might cause potential defects or reduce the integrity of the Equipment, shall replace the defective or

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damaged part of the Equipment, at the Supplier’s expense including all costs of removal, insurance, reinstallation, packing, transportation to and from Site and if required urgently shall be freighted by air. If required by the Supplier, the Purchaser shall provide such labor, tools, materials and workshop facilities as are available at the Site and shall be reimbursed for all reasonable expenses incurred in so doing.

14.7	Where any defect or damage for which the Supplier is responsible under Clause 14.5 arises after the Equipment has been put into service, then for the repaired or replaced parts of the Equipment, together with any other parts which cannot be used as a consequence of the said defect or damage, the Warranty Period shall be extended until *** after the repaired or replaced portion of the Equipment has been put back into service by the Purchaser.

14.8	Upon pursuant to this Chapter the Supplier shall supply a part in replacement of a defective or damaged part, the defective or damaged part shall become the property of the Supplier, and shall be disposed of by the Supplier at its own expense.

14.9	If any defect or damage be not remedied within a reasonable time, the Purchaser may proceed to do the Work at the Supplier’s risk and expense without affecting the Supplier’s other liabilities under the Contract or otherwise.

14.10	The Supplier shall make available the Equipment for delivery by the relevant Delivery Dates therefore stated in the Contract. If the Supplier fails to make available the Equipment or any portion thereof by the relevant Delivery Date therefore it shall pay to the Purchaser as liquidated damages the entire amount of ***

***

The liquidated damages for aforesaid delay shall not exceed ***.

Payment of liquidated damages for delay shall not release the Supplier from its obligations to continuously make the Equipment available and to deliver the Documentation in question.

14.11	In the event of any defect which may delay the safe and reliable erection, commissioning and testing being discovered through an open package inspection for which the Supplier is responsible, then, in addition to its obligation to repair the said defect or to replace the Equipment in question in accordance with Chapter 12, the Supplier shall also be reliable to pay liquidated damages for delay in accordance with Clause 14.10 as if the Delivery Date thereof was the date when the defect was discovered and the Actual Delivery Date thereof was the date of delivery on board the vessel following rectification of the defect (or the date when the Supplier remedied the defect at the Site).

General Terms and Conditions

14.12	If the Supplier fails to perform the Services pertaining to this Contract on time as stipulated in the Contract, the Supplier shall be liable to pay the Purchaser liquidated damages, at the following rate:

***

The liquidated damages for delayed Services paid by the Supplier to the Purchaser shall not release the Supplier from the obligation of performing the delayed Services.

14.13	In the event of the Equipment or any part of it failing to achieve its warranted performance as specified in Appendix B-6 during the acceptance tests carried out pursuant to Chapter 13, the Supplier shall take all steps to correct the deficiencies as soon as possible, and after the Supplier has been allowed to take remedial measures for up to *** after the carrying out of relevant performance test pursuant to Chapter 13, then Appendix B-6 shall apply.

14.14	The Parties may settle the disputes under this Chapter in accordance with the Chapter 34.

14.15	Liquidated damages incurred for delay or failure to achieve warranted performance shall be paid by the Supplier to the Purchaser as stipulated in Clause 4.8.

14.16	Before the expiry of the Warranty Period, the Purchaser shall carry out an overall final inspection of the Equipment. The Supplier shall at its own expense dispatch its personnel to participate in the inspection and the Purchaser shall provide to the Supplier reasonable access to the Equipment. If the overall final inspections of the Equipment are delayed, the Supplier shall fulfill its responsibilities as defined in this Clause 14.16 at any time upon the Purchaser’s request. The Supplier shall deal promptly with any defect that are revealed thereby. As soon as the defects revealed within the Warranty Period have been remedied, the Purchaser shall issue a final acceptance certificate (hereinafter referred to as the “Final Acceptance Certificate”) for the Equipment in two (2) original copies (each Party will hold one (1) original copy), thereby confirming that the Equipment is accepted by the Purchaser.

14.17	The Supplier warrants that it has been duly incorporated and organized, and is validly existing (i) in good standing and (ii) in compliance with all registration and approval requirements. It has the corporate power and authority to own and operate its assets and properties and to carry on its business as currently conducted.

General Terms and Conditions

14.18	The Supplier warrants that it has the power and authority to execute, deliver and perform this Contract to which it has signed as a party. All actions on the part of the Supplier necessary for the authorization, execution, delivery of and the performance of all of its obligations under the Contract have been taken.

14.19	The Supplier has obtained all consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any government authority or any other competent corporate authority required in connection with the execution, delivery and performance by the Supplier of the Contract, and to the knowledge of the Supplier, there is no reason to believe any of such consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any government authority will be suspended, cancelled or revoked.

14.20	None of the Supplier or its designated agents or where applicable, the Sub-supplier is or has at any time been in violation of any law (including without limitation to, any laws relating to the establishment and the operations), which may have a material adverse effect on the ability of the Supplier to perform its obligations under the Contract.

14.21	Where applicable, each of the Supplier, its designated agents and the Sub-supplier has (i) all the necessary production and work safety facilities and equipment in accordance with the relevant regulatory standards for production safety, (ii) passed all safety inspections conducted by the relevant Government Authorities and (iii) not had any major accidents, fatalities or any serious injuries suffered by its personnel since its establishment and that to the knowledge of the Supplier, there is no reason to believe that is business operation will be subject to any closure order.

14.22	The Supplier warrants that it or any of its affiliates are not a party to any litigation or arbitration proceedings or to any dispute and no litigation or arbitration proceedings are threatened or pending either by or against the Supplier or any of its affiliates or any person for whose acts or defaults the Supplier may be variously liable and there are no facts known to the Supplier or any of its directors or officers which might give rise to any such proceedings or to any dispute or to any payment that will affect the performance of this Contract by the Supplier.

14.23	The Supplier is not subject to any order or judgment given by any court or governmental agency and has not been a party to any undertaking or assurance given to any court or governmental agency which is still in force nor are there any facts or circumstances which would be likely to result in the Supplier becoming subject to any such order or judgment or being required to be a party to any such undertaking or assurance that will affect the performance of this Contract by the Supplier.

General Terms and Conditions

General Terms and Conditions

Chapter 15 Additional Spare and Replacement Parts and Repairs to the Equipment

15.1	The Supplier shall upon the Purchaser’s request at any time and from time to time promptly sell and supply to the Purchaser at reasonable prices derived from the prices quoted in the Contract Price, Additional Spare and Replacement Parts for the Equipment during the operation life of the Project, subject to the provisions of this Chapter.

15.2	If before the expiry of the period referred to in Clause 15.1 the Supplier intends to discontinue the supply of Additional Spare or Replacement Parts for the Equipment or any portion thereof, it shall forthwith give notice to the Purchaser of such intention and either:

(i)	afford the Purchaser the opportunity (which shall be exercised within *** of ordering at reasonable prices such quantities of Additional Spare or Replacement Parts as the Purchaser shall reasonably require in relation to the anticipated life of such Equipment or portion thereof; or

(ii)	deliver to the Purchaser free of charge within the above said period of *** such drawings, documentation, software, patterns, tools, moulds, specifications and such other information and equipment as it may have in its possession and as the Purchaser shall require to enable the Purchaser to make or have made such Additional Spare or Replacement Parts, thereby ensuring as good a performance as initially planned and the Supplier shall grant to the Purchaser without payment of any royalty or charge full right and liberty to make or have made such Additional Spare or Replacement Parts as aforesaid.

15.3	If during the period referred to in Clause 15.1 the Supplier fails to fulfill the responsibilities in Clause 15.1 and 15.2, or becomes insolvent or commences to be wound up (not being a member’s voluntary winding up for the purpose of re-construction), then the Supplier shall, so far as it is legally entitled so to do and if so required by the Purchaser, as soon as reasonably practicable deliver to the Purchaser free of charge such drawings, documentation, software, patterns, tools, moulds, specifications and other information as are referred to in Clause 15.2 and the Purchaser shall be entitled to retain the same information for such time only as necessary for the exercise by the Purchaser of its rights under this Chapter and if the Supplier so requires the same shall be returned by the Purchaser to the Supplier in good order and condition (fair wear and tear excepted) and at the Purchaser’s cost and expense.

15.4	If the Purchaser shall exercise its right under Clause 15.3, the Supplier shall also grant to the Purchaser without payment of any royalty or charge full right and liberty to make or have made Additional Spare or Replacement Parts as aforesaid and for such purposes only to use, make and have made copies of all drawings, patterns, specifications and other information supplied by the Supplier to the Purchaser pursuant to the Contract.

General Terms and Conditions

15.5	In entering into the Contract, the Supplier undertakes to carry out such repairs to the Equipment as the Purchaser may require during the period referred to in Clause 15.1 and, other than in respect of repairs for which the Supplier may be liable under the Contract, under separate orders from the Purchaser on commercial terms to be agreed and based on the following principles:

(i)	prices will not include more than the Supplier’s normal overhead recovery and margin for the type of Work in question;

(ii)	such prices will be presented to the Purchaser in such a manner as will clearly identify the various elements thereof, and

(iii)	the right of the Purchaser under Chapter 31 will be extended to cover agreements for repair to Equipment however made.

15.6	The Supplier shall ensure that its Sub-suppliers comply with the provisions of this Chapter.

General Terms and Conditions

Chapter 16 Liability for Accidents and Damage

16.1	The Supplier shall fully indemnify, defend and hold harmless the Purchaser, the Purchaser’s affiliates, officers, directors, agents and employees from and against any and all actual, direct or indirect losses, damages, liabilities, injury, actions, claims, costs and expenses (including the fees, disbursements and other charges of counsel reasonably incurred by the Purchaser in any action between the Supplier and the Purchaser or between the Purchaser and any third party in connection with any investigation or evaluation of a claim or otherwise) resulting from or arising out of any breach by the Supplier of any warranties, covenants or agreements in this Contract or other agreements in connection with this Contract, provided always that the same is due to any negligent act or omission of the Supplier or its Sub-suppliers and their respective servants or agents or materials or workmanship, subject to the followings:

(i)	In the event of loss of or damage to the Equipment which is due to the negligence, breach of statutory duty, omission or default of the Supplier’s or its Sub-supplier’s personnel whilst on Site the Supplier shall be liable to remedy such loss or damage in accordance with the provisions of Clauses 14.5 – 14.9 as if it was the result of defective materials, workmanship or design.

(ii)	Subject to the provisions of Clause 16.2 the Supplier shall not be liable to the Purchaser for any loss, damage or injury to the extent that it is caused by or arise from the negligent act or omission of the Purchaser.

(iii)	In the event of any claim being made against the Purchaser for which the Supplier may be liable under the provisions of this Clause 16.1, the Supplier shall be promptly notified thereof, and may at its own expense conduct all negotiations for the settlement of the same and any litigation that may arise therefrom.

(iv)	This clause is intentionally left blank.

(v)	In the case of loss of or damage to the Equipment in transit in the place of storage or on the Site arising from or occasioned by causes for which the Supplier is not responsible under the Contract, in accordance with Clause 9.1 the Purchaser may instruct the Supplier to make good the same by repair or replacement. The price of such variation shall be determined in accordance with the provisions of Clause 15.5 and shall be revised to credit the Purchaser with all insurance (if any) recoveries for such loss or damage to the Equipment, to the extent that such recoveries have been received by the Supplier.

(vi)	This clause is intentionally left blank.

(vii)	The insurance and other protections provided or to be provided to the Supplier pursuant to Chapter 18 remaining in full force and effect

General Terms and Conditions

16.2	The liability of the Supplier to the Purchaser under Clause 16.1 shall terminate on the expiry of the period specified in Clauses 14.5-14.7.

16.3	Unless caused through the act, default or neglect of the Purchaser, the Purchaser shall have no liability whatsoever in respect of any damages or losses suffered by the Supplier, its employees, designated agent or Sub-supplier during the course of performing this Contract.

General Terms and Conditions

Chapter 17 Licensing

17.1	The Supplier warrants that the Works carried out by the Supplier, its designated agents or where applicable, the Sub-supplier will have a level of safety consistent with the regulations established and approved by the appropriate authorities in the People’s Republic of China as included in the Contract and the safety standards issued by the country of origin of the Supplier.

If certain parts of the Works do not fully comply with the above regulations or safety standards, the Supplier should promptly remedy any defect and justify the adequacy of safety level of the Works and make appropriate proposal for solving this issue to the Purchaser.

17.2	Should the licensing authorities in the People’s Republic of China request the Purchaser to provide information, the Purchaser will notify the Supplier, and the Supplier shall, free of charge, provide the information requested in relation to the Works carried out by the Supplier. If new studies under this Contract are required for safety justification, the cost shall be borne by the Supplier.

17.3	The Supplier shall, at its own expense, provide the Purchaser with the services of any relevant qualified specialists who are required for the due performance of this Contract and assisting the Purchaser in submitting the applications for the regulatory construction permits and operating licenses for the Project.

General Terms and Conditions

Chapter 18 Insurance

18.1	This section is intentionally left blank.

General Terms and Conditions

Chapter 19 Taxes and Duties

19.1	All taxes and duties in connection with and in the performance of the Contract levied by Chinese government on the Purchaser in accordance with the tax laws of People’s Republic of China and local laws/statutes and the agreement between the government of the People’s Republic of China and the government of the country which the foreign member of the Supplier or its Sub-suppliers is from for the reciprocal avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income shall be borne by the Purchaser.

19.2	All taxes and duties in connection with and in the performance of the Contract levied by Chinese government on the Supplier and its Sub-suppliers, in accordance with Chinese tax laws of People’s Republic of China, local laws/statutes and the agreement between the government of the People’s Republic of China and the government of the country which the foreign member of the Supplier is from for the reciprocal avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income, shall be borne by the Supplier and where applicable, its Sub-suppliers.

The Supplier shall be obliged to pay the relevant taxes directly to the Chinese tax authorities. In case as required by Chinese tax laws, the Purchaser is legally obliged to withhold, certain amount of taxes under this Contract and pay them to the relevant Chinese tax authorities, the Purchaser has the right to withhold and pay such amount of taxes to the relevant Chinese tax authorities. After receiving the tax receipts issued by the relevant Chinese tax authorities for the aforesaid taxes, the Purchaser shall submit them to the Supplier without undue delay. The Supplier shall take necessary measures to facilitate the withholding and payment of such taxes.

19.3	All taxes and duties arising outside PRC in connection with and in performance of the Contract shall be borne by the Supplier.

General Terms and Conditions

Chapter 20 Force Majeure

20.1	Should either Party be prevented from performing any of its obligations under this Contract due to the event of Force Majeure (as defined in Clause 1.13), the time for performing those obligations under the Contract shall be extended by a period equivalent to the effect of such Force Majeure. The affected Party shall immediately notify the other Party of occurrence of such an event by fax and send by registered airmail a certificate issued by competent authorities or agency confirming the event of the Force Majeure within *** following its occurrence.

Upon occurrence of Force Majeure, the affected Party shall make his utmost efforts to take immediate and reasonable actions in order to minimize such effects and damages.

The Parties shall continue the performance of their other obligations under the Contract insofar as these are not directly affected by the event of Force Majeure occurrence.

20.2	The affected Party shall not be liable for any delay or failure in performing any of its obligations due to the event of Force Majeure. However, the affected Party shall inform the other Party by fax the termination or elimination of the event of Force Majeure as soon as possible.

20.3	Both Parties shall proceed with their obligations immediately upon the cease of the event of Force Majeure or the removal of the effects and the Delivery Date and the Schedule shall be extended correspondingly. Should the effect of the event of Force Majeure last for more than ***, both Parties shall promptly meet and discuss methods to resolve the difficulties arising from the event of Force Majeure.

General Terms and Conditions

Chapter 21 Vesting of the Equipment and Documentation

21.1	Equipment supplied or intended to be supplied pursuant to the Contract shall become the property of the Purchaser at whichever is the earliest one of the following events:

(i)	when in accordance with the provisions of Chapter 5 the Equipment has been delivered;

(ii)	when in the event of termination pursuant to Chapter 26, all amounts due and payable to the Supplier in respect thereof have been received by the Supplier.

21.2	In the event of any Equipment becoming the property of the Purchaser pursuant to the Contract and subsequently being rejected by the Purchaser pursuant to Clause 14.14 such Equipment shall forthwith upon such rejection cease to be the property of the Purchaser and become the property of the Supplier.

21.3	All Documentation used for the purpose of the Contract and other documents which are the property of the Supplier and are additional to the Documentation to be submitted in accordance with the Contract (and which shall include but not be limited to shop drawings) shall immediately vest in and become the property of the Purchaser upon an event of bankruptcy or in the event the Work on the Equipment is terminated in accordance with Chapter 24. The Purchaser shall be entitled to use any such designs, Documentation and other documents for the purpose of procuring Equipment not delivered in accordance with the Contract or for any other reasonable purpose.

General Terms and Conditions

Chapter 22 Infringement

22.1	The Supplier warrants that it has the legal right and authority and has obtained all necessary permissions to supply to the Purchaser the Equipment, Documentation and Services in accordance with the terms of the Contract. The Supplier shall indemnify the Purchaser against all actions, claims, demands, costs, charges, and expenses arising from or incurred by reason of any infringement or alleged infringement of Intellectual Property rights by any third party for use of any Equipment supplied by the Supplier, but such indemnity shall not cover any use of the Equipment otherwise than for the purpose indicated by or reasonably to be inferred from the Contract or any infringement which is due to the use of any Equipment in association or combination with any other Equipment not supplied by the Supplier.

22.2	In the event of any claim being made or action brought against the Purchaser arising out of the matters referred to in the Clause 22.1, the Supplier shall be promptly notified thereof and shall at its own expense conduct all negotiations for the settlement of such claim or action, and any litigation that may arise therefore. The Purchaser shall have the right to be represented in any such action by advisory counsel of its own selection and at its own expense. The conduct by the Supplier of such negotiations or litigation shall be conditional upon the Supplier having first given to the Purchaser such reasonable security or collateral as shall from time to time be required by the Purchaser to cover the amount, as the case may be, of any compensation, damages, expenses, and costs for which the Purchaser may become liable. The Purchaser shall, at the request of the Supplier, afford all available assistance for the purpose of contesting any such claim or action, and shall be repaid all reasonable expenses incurred in so doing.

22.3	In the event that the Purchaser should at any time be of the opinion that the security or collateral provided pursuant to Clause 22.2 is inadequate or should the Purchaser reasonably be dissatisfied with the conduct by the Supplier of such litigation involving the Purchaser, the Purchaser shall have the right to assume responsibility for defense of such litigation at the expense of the Supplier without waiver of any rights and benefits provided under the Contract.

22.4	If the Supplier shall be prevented from carrying out its obligations under the Contract due to any infringement or alleged infringement of Intellectual Property rights, the Purchaser may treat such inability as a default by the Supplier.

22.5	The Purchaser on its part warrants that any design or instructions furnished or given by the Purchaser to the Supplier shall not be such as will cause the Supplier to infringe any letters patent, registered design, copyright, trade mark or trade name in the performance of the Contract.

General Terms and Conditions

22.6	The Supplier shall promptly give notice to the Purchaser if the Supplier has or acquires knowledge of any Intellectual Property rights under which a suit for infringement could reasonably be brought because of the use by the Purchaser of components, machinery, materials, compositions, process or methods, or their incorporation by the Supplier in the Equipment. Following notification to the Purchaser, the Supplier shall not incorporate in the Equipment, any such components, machinery, materials, compositions, processes or methods without the prior written approval of the Purchaser.

General Terms and Conditions

Chapter 23 Assignment

23.1	The Parties agree that the benefits, rights and obligations of any Party under this Contract can be assigned to any third party, subject to the prior written approval by the other party and such approval shall not be unreasonably withheld.

23.2	Notwithstanding the Supplier assigning all or part of its rights and obligations under this Contract to any third party, the Supplier shall assume the full, overall and ultimate responsibility for the due performance of its obligations under this Contract.

General Terms and Conditions

Chapter 24 Supplier’s Default

24.1	Without prejudice to any rights and remedies to which the Purchaser may be entitled, if Supplier neglects to perform the Contract with due diligence and expedition, or refuses or neglects to comply with any reasonable orders given to the Supplier in writing by the Purchaser in connection with the performance of the Contract, or contravenes the provisions thereof, or any stipulation in the Contract, the Purchaser may give notice in writing to the Supplier to make good the neglect, refusal, or contravention complained of.

24.2	Should the Supplier fail to comply with a notice given by the Purchaser in accordance with Clause 24.1 within *** from the date of service thereof in the case of a failure, neglect or contravention capable of being made good within that time, or otherwise within such time as may be reasonably necessary for making it good, then, and in such case the Purchaser may forthwith suspend, or terminate the Contract or any part thereof by notice in writing to the Supplier.

General Terms and Conditions

Chapter 25 Bankruptcy

25.1	Without prejudice to any other rights or remedies to which the Purchaser may be entitled, if the Supplier become bankrupt or insolvent, or have a receiving order made against it, or compound with its creditors, or be a corporation commence to be wound up (not being a member’s voluntary winding up for the purpose of amalgamation or reconstruction) or have a receiver or manager of its business appointed, the Purchaser may either:

i)	terminate the Contract forthwith by notice in writing to Supplier or to the receiver or liquidator or to any person in whom the Contract may become vested; or

ii)	give such receiver, liquidator, or other person the option of carrying out the Contract subject to his providing a guarantee for the due and faithful performance of the Contract up to an amount to be agreed.

General Terms and Conditions

Chapter 26 Suspension and Termination

26.1	The Purchaser may, at any time, suspend the Work on the Equipment or any part thereof for any reason whatsoever on giving notice in writing to the Supplier specifying that portion of the Work to be suspended and the effective date of suspension. The Supplier shall suspend such Work on the effective date but it shall continue to carry out all other Work under the Contract.

26.2	In the event that the Purchaser suspends any Work in accordance with Clause 26.1 it shall then issue a Variation Order in accordance with Chapter 9 to amend the Contract Price and Delivery Dates of the supply so as to reflect the effects of such suspension, if any. The Contract Price revision shall be limited to the actual extra cost incurred and paid by the Supplier resulting from the said suspension, provided that the Supplier has taken all necessary steps to mitigate such cost.

26.3	Notwithstanding the foregoing, if the Purchaser suspends Work on the Equipment or any part thereof pursuant to Chapter 24, no Variation Order shall be issued and no revision of or adjustment to the Contract Price or Delivery Date shall be allowed.

26.4	The Purchaser may at any time authorize resumption of all or any portion of Work suspended as aforesaid by giving notice in writing to the Supplier specifying the Work to be resumed and the effective date of resumption.

26.5	The Purchaser may, at any time, terminate Work on the Equipment or any portion thereof for any reason whatsoever by giving written notice to the Supplier specifying the extent and the effective date of such termination. The Supplier shall terminate such Work on the effective date but it shall continue to carry out all other Work under the Contract.

26.6	In the event of the Purchaser terminating Work on the Equipment or any portion thereof (otherwise than in consequence of default or bankruptcy on the part of the Supplier), the Supplier shall be entitled to the payment to the extent of the followings:

i)	the Contract Price for the Equipment which is the subject of the notice of termination and calculated at the effective date of such notice;

ii)	the actual reasonable and necessary net cost of materials (or cancellation charges in respect thereof) unused and ordered for the Equipment which shall have been delivered to the Supplier or of which the Supplier is legally liable to accept delivery, such materials becoming the property of the Purchaser upon such payment being made by the Purchaser to the Supplier; and

iii)	any other actual reasonable and necessary net costs incurred and paid by the Supplier as a direct consequence of termination and approved by the Purchaser.

General Terms and Conditions

The above sum shall be offset by the outstanding balances, if any, due from the Supplier for advances previously paid by the Purchaser.

The Purchaser shall issue a Variation Order pursuant to Chapter 9 reducing the Contract Price in accordance with this Clause.

26.7	In the event of termination of Work on the Equipment or any portion thereof in accordance with Clause 26.5, the Supplier shall in respect of any undelivered Equipment, whether fully manufactured or is in the course of manufacturing and which is the subject of the termination, make such arrangements on behalf of the Purchaser as in all the circumstances may be reasonable to deliver to the Purchaser or its nominee or to store and insure in the name and to the reasonable satisfaction of the Purchaser such items of Equipment for their full replacement value against such risks as is practicable.

26.8	In the event of the Purchaser terminating Work on the Equipment or any portion thereof in accordance with the provisions of Chapter 24 or Chapter 25, the Purchaser, in addition to its rights under those Clauses, shall be entitled to take possession of and remove from the Supplier’s premises as and when it shall be convenient for the Purchaser so to do, all Equipment, Documentation, drawings and specifications, the property in which has passed to the Purchaser pursuant to the Contract and the Supplier shall afford to the Purchaser all rights of access and all reasonable facilities to enable it to remove such Equipment, Documentation, drawings, and specifications as aforesaid. The Purchaser shall have the right to carry out the Work terminated as aforesaid by whatever means it deems most expedient and the Supplier shall be liable for and shall pay to the Purchaser the additional cost, if any, which the Purchaser may incur as a result of carrying out and completing such Work including all costs of removal as aforesaid.

26.9	In the event of any termination mentioned above:

(i)	the Supplier shall execute and deliver to the Purchaser all Documentation required by the Purchaser and take all reasonable steps to fully vest in the Purchaser the rights and benefits of the Supplier under existing agreements with vendors, Sub-suppliers and others related to the Contract;

(ii)	the applicable provisions of the Contract shall continue in full force and effect as to all Work which is not terminated.

General Terms and Conditions

Chapter 27 Statute and Other Regulations

27.1	The Supplier shall comply, and require compliance by its Sub-suppliers, with all applicable laws in all jurisdictions in connection with the Contract and in this context law includes any law (national, state, municipal, local or other) and any requirement, ordinance, rule or regulation of any governmental authority or agency.

27.2	Except as otherwise provided in the Contract, the Supplier shall obtain at its own expense all licenses to do business in the country or countries wherein any Work required by the Contract is performed and shall obtain all temporary permits and authorizations required by law for prosecution of such Work and shall give all required notices.

General Terms and Conditions

Chapter 28 Liens

28.1	If at any time during the performance of the Contract there should be evidence of any lien or claim to which the Purchaser’s property might be subject and which arises from failure of the Supplier, the Supplier shall maintain the Project schedule, defend or protect the title or supply to the Purchaser a replacement for the item of Equipment affected by the lien or claim. Such replacement by the Supplier shall in no way limit the Purchaser’s rights under Chapter 14 in respect of delay and performance.

28.2	If any such lien or claim remains undischarged after completion or termination of the Works, the Supplier shall promptly refund to the Purchaser all amounts that the Purchaser may be compelled to pay in discharging such lien or claims, including all costs and reasonable legal fees.

General Terms and Conditions

Chapter 29 Independence of the Supplier

29.1	Neither the Purchaser nor the Purchaser’s representatives shall have authority to supervise the employees, representatives or Sub-suppliers of the Supplier. The Supplier shall have no authority to make any statements, representations or commitments of any kind or to take any action that shall be binding upon the Purchaser, except as provided for in the Contract.

General Terms and Conditions

Chapter 30 Conflict of Interest

30.1	This Chapter is intentionally left blank.

General Terms and Conditions

Chapter 31 Business Ethics

31.1	The Supplier and its agents are not expected or authorized to take any action on behalf of the Purchaser that would violate applicable laws. All financial statements, reports and invoices rendered shall properly reflect the facts about all activities and transactions handled for the account of the Purchaser. The Supplier shall immediately notify the Purchaser of any and all violations of this Clause upon becoming aware of such violation.

General Terms and Conditions

Chapter 32 Confidentiality

32.1	Save as agreed by the Purchaser in writing, the Supplier, its designated agents and its Sub-suppliers shall, except as may be reasonably necessary for the Supplier to carry out the Work under the Contract, at all times keep confidential (i) the terms of this Contract and any other ancillary agreements or documents; (ii) the Purchaser’s Intellectual Property rights including without limitation to the Purchaser’s inventions, know-how and technical processes; (iii) any information concerning the organization, business, technology, safety records, investment, finance, transactions or affairs of the Purchaser or its directors, officers or employees (whether conveyed in writing, oral or in any other form and whether such information is furnished before, on or after the date of this Contract); and (iv) any other information or materials prepared by the Purchaser or its representatives that contains or otherwise reflects, or is generated from the above mentioned confidential information. In particular the Supplier shall not publish any information, drawing or photographs concerning the Equipment, the Project or the Contract except with the written consent of the Purchaser and subject to such reasonable conditions as the Purchaser may prescribe. The Supplier shall procure that each of its affiliates, designated agents, Sub-supplier shall comply with the obligations hereunder.

32.2	With regard to any software developed by the Supplier specifically for the Contract, the title thereto shall vest in the Supplier but the Supplier shall grant to the Purchaser the free and unfettered right to use and modify such software for its own use.

32.3	With regard to any software supplied under the Contract over which the Supplier or third parties hold title or other rights, the Supplier shall permit or procure for the Purchaser (as the case may require) the right to use and apply that software free of additional charge (together with any modifications, improvements or developments thereof) in the operation of the Equipment and in the operation of other equipment owned or used by the Purchaser.

32.4	With regard to any software such as is referred to in Clause 32.3, the Purchaser undertakes not to disclose or make available any part or parts thereof to any third party without the prior written consent of the Supplier.

32.5	The Supplier’s permission referred to in Clause 32.3 shall be given (inter alias) to enable the Purchaser to disclose (under conditions of confidentiality satisfactory to the Supplier) programs and documentation for a third party to undertake the performance of services for the Purchaser in respect of such programs and documentation.

General Terms and Conditions

Chapter 33 Availability of Information

33.1	The Purchaser’s duly authorized representatives shall have, during the performance of the Contract and for *** thereafter, access at all reasonable times to all the Supplier’s and its Sub-suppliers’ personnel, accounts and records of all description, including but not limited to computer files, pertaining to the Contract to verify or review the quantity, quality, work program and progress of the Equipment, reimbursable costs, amounts claimed by the Supplier, estimates for proposed variations, and for any other reasonable purposes. The Supplier and its Sub-suppliers shall preserve all such accounts and records for a period of ***. The Purchaser’s duly authorized representatives shall have the right to reproduce any such accounts and records.

33.2	This Clause is intentionally left blank.

33.3	The Supplier shall include the necessary provisions in its sub-contracts to ensure that its Sub-suppliers comply with the provisions of this Chapter.

General Terms and Conditions

Chapter 34 Settlement of Disputes

34.1	This Contract shall be governed by and construed in accordance with the laws of Hong Kong and any dispute or claim arising out of or in connection with or relating to the terms of this Contract, or the breach, termination or invalidity hereof shall be subject to the non-exclusive jurisdiction of the Courts of Hong Kong.

General Terms and Conditions

Chapter 35 Notices

35.1	Except as otherwise provided in the Contract or agreed by the Parties during the performance thereof, all notices required by the Contract shall be in writing and shall be delivered to the Purchaser or the Supplier as appropriate at their office addresses as agreed by the Parties:

Each Party shall promptly notify the other Party of any modification to the above details.

35.2	The date of any notice shall be the date it is first received by the addressee or the office of the addressee, whichever is the earlier.

Chapter 36 Construction of Contract

36.1	The construction, validity, interpretation, performance, implementation and all matters relating to this Contract and any amendment thereto shall be governed by the United Nation Convention for the International Sale of Goods. However, to the extent the United Nation Convention for the International Sale of Goods does not cover, the law of Hong Kong shall apply.

ITT No.:ITTSPK00026

Appendices

Appendix B

Appendix B-1 Scope of Supply

Appendix B-2 Technical Conditions

Appendix B-3 Technical Description

Appendix B-4 Quality Assurance

Appendix B-5 Inspection and Testing in Workshop

Appendix B-6 Performance Warranties

Appendix B-7 Sub-suppliers

Appendix B-8 Schedule

Appendix B-9 Codes Rules and Guides

Appendix B-10 Project coordination and management

Appendix B-11 Dossier of Attachments and Document Requirement

Appendix B-12 Equipment Localization

Appendix B-13 Safety Management Requirements

Remark: Appendices B shall form integral parts of the Contract.

Appendix B-1

Scope of Supply

Equipment

Each of the following equipment forms a complete system necessary for the normal operation of the Reactor. The system includes but not limited to the followings:

Name of Equipment		Q’ty	Remarks
1.	Reactors (*** electrodesdesign)* (each set includes the following parts)	***	*with complete accessories
	2.1 Reactor cylinder		Refer to the drawing for details

2.2 Base-plate

	2.3 Electrodes		Refer to the schematic drawing provided by the purchaser; parts connected with the working media inside the Reactor will be silver-plated.
2.4 Initial Electrodes

2.5 Mixed gas supply pipe

2.6 Mixed gas exhaust pipe

2.7 Reactor rack

2.8 Leading poles

2.9 The shielding cover of the reactor rack

	2.10 Lifting equipment specially designed for the reactor		[Total: *** pcs for *** reactors]

2.11 The ceramic insulation ring

3.	Reactor (*** electrodes design)	***	*with complete accessories

1

1.	Seals, heat and electrical insulation will be provided for all the equipment parts. All the external connected flanges will be provided in companion.

2.	Valves: *** valves to be equipped on the bottom of reactor, specifications and suppliers of the valves should be provided by MSA, the purchaser make the choice and pay for it.

3.	MSA provides all the civil engineering and installation conditions of the reactor

4.	MSA provides full set of drawings of reactor, (include full set of the part, accessory, assembling drawings.) and the full set of technical document of design etc.

Spare parts

***

4.	The Purchaser will buy the following spare parts for *** from the

2

Supplier:

***

The Supplier will quote the prices for this lot of spare parts within *** from the date of this Contract.

5.	The Supplier will provide the shop drawings of all the seals.

Documents

The following technical manuals and documents will be written in English, provided in one (1) copy in print together with two (2) electronic edition in CD ROM. Metric systems will be used in the technical documentation. English will be the working language.

1.	Technical documentation to be provided

***

3

***

4

Services

***

Onsite Service Schedule

Equipment	Description	Persons xdays	Staff make-up
			Title	persons	Days
Reactor-set	Installation	***	Engineer	***	***
	Supervision		Technician	***	***

Reactor-set	Commissioning	***	Expert	***	***
			Engineer	***	***

5

Appendix B-2

Technical Conditions

1.	Equipment parameters
Reactor

Number of doubles: ***

Length of doubles: ***

External diameter of Reactor-cylinder: ***

***

External diameter of the cooling cabinet: ***

Working media inside the reactor: ***

Working media inside the cooling cabinet: ***

Interior working pressure: ***

Interior working temperature: ***

Working pressure inside the cooling cabinet: ***

Working temp. in the cooling cabinet: ***

Design temperature inside cooling cabinet: ***

Number of power supply connections: ***

Number of material gas inlet jets: ***

Number of show windows: ***

2.	Reactor Material Supply Data (for reference)

	beginning	ending	average
SiHCl3 kg/h	***	***	***
H2 Nm3/h	***	***	***
Mixed gas Nm3/h	***	***	***

6

3.	Material list

Stainless Steel Reactor

Material List

***

Electrode

Material List

***

8

Appendix B-3

Technical Description

1.	Deposition Reactors

The Reactor consists of a cylinder type case and a base-plate. Cylinder-case and the base-plate are surrounded with a cooling cabinet.

All surfaces, which are in direct contact with the process are stainless-steel, electropolished.

The following parameters and data have been considered:

1.1	Concept and capacity

***

1.2	Dimension

***

9

1.3	Design data

1.	The design should meet both the current German/Europe standards and Chinese standards for manufacturing and import pressure vessel to China.

2.	Design of pipes and flanges should conform to the metric system.

1.4	Reactor functionality

***

Notice:	Above mentioned time frame may be reduced by experienced operating parameters and well-trained operators

10

Reactor-Construction

1.5	Base-plate

***

Reactor Armatures

1.6	Electrodes/Initial electrodes (designed by the purchaser)

***

11

The filaments are put into this device with square connection.

1.7	Mixed-gas supply pipes

***

1.8	Exhaust-gas pipe

***

1.9	Heat insulation

The Reactor will be completely insulated with a heat protection system. The supplier shall provide design for the system.

This system will be provided by the purchaser

2.	Design basis

***

12

Standards:

The whole set of reactor and documentation, should adopt current German / Europe standards and current Chinese standards, required for manufacturing and import of pressure vessels to China. The reactors are made in Germany.

The standards adopted during the inspection and acceptance will be the current German / Europe standards and the above mentioned Chinese standards.

Technical standards of manufacture are specified as follows:

1.	Manufacturing specification acc.to AD-2000 rules (DIN ISO) and EPD 97/23 EG

2.	General technical conditions of welded pressure Vessel AD2000 and DIN ISO

3.	Welding technology acc.to DIN ISO

4.	Filler material acc.to DIN ISO

13

5.	Material standards acc.to DIN ISO

Stainless-steel	DIN 17 440

C-steel	DIN 17 155

Screw	DIN 267/13

Nuts	DIN 267/11

Flanges	DIN 2505

6.	Testing and Inspection

Ultrasonic test	acc.to DIN ISO

Radiographic test	acc.to DIN ISO

Color test	acc.to DIN ISO

Hydraulic test	acc.to DIN ISO

14

Appendix B-4

Quality Assurance

This section is intentionally left blank

Appendix B-5

Inspection and Testing in Workshop

After the equipment being manufactured, representatives from both parties will attend the inspection and acceptance of equipment at the work shop of the Supplier. The Supplier will provide an Inspection and testing manual which is evaluated by the purchaser.

Before packing and delivery, the Purchaser will dispatch a group of inspectors to inspect the equipment at the workshop of the Supplier.

The Supplier shall be responsible for the charge of transportation (including round trip air tickets), accommodations and staying in Germany for *** for a *** person inspection group dispatched by the Purchaser.

15

Appendix B-6

Performance Warranties

1.	Warranties values for technological performance .

Average deposition rate (diameter): ***

Deposition diameter: ***

1 working cycle: ***

Polysilicon output of one reactor per working cycle: ***

Polysilicon production capacity of one reactor per year: ***

Warranties values for equipment performance

Reactor uptime: ***

Working time: ***

Working cycle: ***

Lifetime of the whole set: approx. ***, depending on professional operation and maintenance

2.	The Performance Test will be carried out on worksite of the Purchaser, according to the items specified in Appendices 2 and 3.

3.	Method of the Performance Test

3.1	Testing Plans

Within *** after the contract becomes effective, the Supplier will make out the plans for system commissioning and performance test. These plans will specify the analysis, and inspection, and the principles of the test, etc. These plans will be submitted to the Purchaser for approval before enforcement.

3.2	Performance Test

3.2.1	The test will be carried out according to the warranties values.

3.2.2	All the parameters collected during the performance test will be counted, calculated, and appraised.

3.2.3	Measures taken when the performance test fails

In case the warranties values are not fulfilled during the performance test, the Purchaser has the right to require the Supplier to repair the equipment and/or pay a penalty,

3.2.3.1	Polysilicon output of one reactor per working cycle (the warranted Values and related parameters are specified in Clause 1 of Appendix 2).

16

With *** continuous working cycles (*** deposition time) of one Reactor, the average output of the *** working cycles will be regarded as the tested production value.

3.2.3.2	For a decrease of *** (including ***), the Supplier shall be obligated to pay *** as the liquidated damages; for a decrease of *** (including ***), the Supplier shall be obligated to pay *** as the liquidated damages; for a decrease exceeding *** (including ***), the Purchaser has the right to demand the Supplier to pay *** as the liquidated damages, or to reject the equipment and meanwhile the Supplier is obliged to pay *** as the liquidated damages and refund the money.

3.2.4	The Supplier is not responsible for any interruption or delay, caused by Force Majeure as defined in Contract.

3.2.5	The Supplier is also not responsible for any non-performance , interruption or delay, caused by the followings:

(1)	if the Purchaser does not supply sufficient and qualified mixed-gas for the deposition process; and

(2)	if the Purchaser fails to provide sufficient and qualified utilities, like power-supply, thyristor power, process control, cooling-water, process exhaust-gas discharge.

Additional costs and expenses born by the Supplier by aforesaid 3.2.5.(1) and (2) will be reimbursed by the Purchaser.

17

Appendix B-8

Schedule

1.	Equipment delivery schedule [to be confirmed]

(a)

The Supplier shall complete the basic design and calculation of the new reactor *** by no later than end -*** and that the Supplier will provide the relevant design details and drawings to the Purchaser for necessary evaluation and reference. The Parties agree that the *** reactors for phase *** of the Purchaser’s silicon project shall adopt the design of *** and the *** reactor shall use the new design of ***.

(b)	The Supplier shall provide an update from time to time in respect of the design and technical details of the new reactors for phase *** of the Purchaser’s silicon project.

(g)

The Supplier shall deliver the first batch of *** Sets (i.e. *** to *** unit of *** design reactors with complete accessories by no later than ***, CFR Shanghai Seaport (or no later than ***, Ex Germany).

(h)

The Supplier shall deliver the second batch of *** Sets (i.e. *** to *** unit of *** design reactors with complete accessories by no later than ***, CFR Shanghai Seaport (or no later than ***, Ex Germany).

(i)

The Supplier shall deliver the third batch of *** Sets (i.e. *** to *** unit of *** design reactors with complete accessories by *** week of ***, CFR Shanghai Seaport, (or no later than ***, Ex Germany).

(j)	The Supplier shall deliver the *** design reactor together with complete accessories by no later than ***, CFR Shanghai Seaport (or no later than ***, Ex Germany).

2.	Technical Documentation delivery schedule

(a)	Items from 1.1 to 1.8/1.14/1.17 mentioned in Documents of Appendix B-l shall be delivered to the Purchaser within four (4) weeks after the Contract Signing Date.

19

(b)	For item 1.24 Assembly Drawings, preliminary version of the assembly drawings (with necessary revisions needed to be discussed in the first design meeting) will be delivered *** in advance of the first design meeting by email in pdf format, including reference drawing for the reactor platform.

(c)	Items from 1.15/1.16/1.18/1.19/1.20/1.22/1.32/ mentioned in Documents of Appendix B-1 shall be delivered to the Purchaser within *** after the Contract Signing Date.

(d)	The shop drawings of equipment (as-build) accord to item 1.23 will be delivered together with the reactor.

(e)	All the remaining items in Documents of Appendix B-1 shall be delivered *** advanced the delivery time.

20

Appendix B-9 Codes Rules and Guides

This section is intentionally left blank

21

Appendix B-10 [to be updated]

Project Coordination and Management

Design Liaison Meetings to be Held in Shanghai

Description				Participants
Topic		Week No.*	Days Duration	The purchaser	MSA
	Preliminary Assembly	Within 6	Ca. 1	X	X
No.1	Drawing & “kick-off”	weeks	week
specification

	Final Assembly	To be determined	Ca. 1	X	X
No.2	Drawing &	by the first	week
	Specification	meeting

	Final & Detail Drawing	To be		X	X
No.3	& Specification	defined by	Ca. 1
	Client Acceptance	the second	week
meeting

No.x	If there’s a need	To be	—	X	X
determined

*	From the Contract Signing Date.

22

Appendix B-11 Dossier of Attachments and document Requirement

This section is intentionally left blank

23

Appendix B-12 Equipment Localization

This section is intentionally left blank

Appendix B-13 Safety Management Requirements

This section is intentionally left blank

Appendix B-14 *** Design Reactors

All the sections of Appendix B for *** Design Reactor shall be furnished by the Supplier on a progressive basis and the last required document shall be provided by no later than ***.

24

DATED 17. Jan. 2008

JIANGSU ZHONGNENG PHOTOVOLTAIC INDUSTRY

DEVELOPMENT CO., LTD.

( )

and

MSA APPARATUS CONSTRUCTION FOR CHEMICAL EQUIPMENT LTD.

and

CHEMICAL EQUIPMENT ENGINEERING LIMITED

*********************************************

SUPPLEMENTAL AGREEMENT

TO

GENERAL TERMS AND CONDITIONS OF CONTRACT

AND APPENDICES

(CONTRACT NO. : JSZN2003)

*********************************************

THIS SUPPLEMENTAL AGREEMENT is made the 17 day of January 2008.

BETWEEN :-

(1)	JIANGSU ZHONGNENG PHOTOVOLTAIC INDUSTRY DEVELOPMENT CO., LTD. ( ) a company incorporated in the People’s Republic of China whose registered office is at [*] (the “Purchaser”);

(2)	MSA APPARATUSCONSTRUCTION FOR CHEMICAL EQUIPMENT LTD. a company incorporated in the United Kingdom whose principal place of business is at 82008 Unterhaching Isartalstr 50, Germany (the “Supplier”); and

(3)	CHEMICAL EQUIPMENT ENGINEERING LIMITED a company incorporated in [*] whose registered office is at [*] (“CEE”).

RECITALS :-

(a)	The Purchaser and the Supplier have executed a general terms and conditions of contract and appendices (Contract No.:JSZN2003) on 27 June 2007 in relation to the supply of the Equipment, Engineering, Additional Spare and Replacement Parts, Special Tools, Documentation and Services and the Works associated with the Equipment by the Supplier to the Purchaser (the “Contract”).

(b)	CEE is an associated company of the Supplier. The Supplier has appointed CEE as its agent to receive any payments payable by the Purchaser to the Supplier under the Contract and CEE has accepted such appointment.

(b)	The parties hereto have agreed to vary the terms of the Contract by executing this Supplemental Agreement.

NOW IT IS AGREED as follows :-

1.	INTERPRETATION

1.1	Unless the context requires otherwise, words and expressions defined in the Contract shall have the same meanings when used in this Supplemental Agreement.

1.2	References herein to Clauses are to clauses in this Supplemental Agreement unless the context requires otherwise.

2.	PAYMENT UNDER THE CONTRACT

2.1	The Supplier hereby appoints CEE as its agent to receive any payments payable by the Purchaser to the Supplier under the Contract and CEE hereby accepts such appointment at no cost.

2.2	The Supplier and the Purchaser hereby agree that any payments made by the Purchaser to CEE shall be deemed to be made to the Supplier in discharge of the Purchaser’s payment obligations under the Contract.

3.	AMENDMENTS TO THE CONTRACT

3.1	Clause 4.2 of the Contract shall be deleted and replaced with the following :-

“4.2	The Purchaser shall pay CEE (acting as an agent of the Supplier) the Contract Price stated in Chapter 3 in the following manner:

(i)	The Purchaser shall pay a sum of no more than *** to CEE by telegraphic transfer within *** from the date of the Purchaser’s receipt of the relevant invoices from the Supplier.

(ii)	The Purchase shall open and issue an irrevocable direct letter of credit by the bank in favor of CEE for the balance of the Contract Price.

3.2	Clause 4.3 of the Contract shall be deleted and replaced with the following :-

“4.3	The balance of the Contract Price shall be paid against the abovementioned letters of credit, upon presentation of the following documents by the Purchaser to CEE in respect of the actual pro rata value of each shipment, which are found in order:

(a)	Three (3) originals and three (3) duplicate copies of clean on board ocean Bill of Lading made out to order, blank endorsed, notifying the Purchaser and marked “FREIGHT PREPAID”, or one (1) original and four (4) duplicate copies of airway bill made out to order of the Purchaser;

(b)	Five (5) originals of manually signed commercial invoice indicating the amount to be paid and the itemized price;

(c)	Two (2) originals and three (3) duplicate copies of detailed packing list indicating the shipping weight, number and the date of the corresponding invoice;

(d)	Two (2) originals and three (3) duplicate copies of ex-works quality certificate issued by the manufacturer;

(e)	Two (2) copies of sight draft;

(f)	One (1) original and four (4) duplicate copies of certificate of origin issued by relevant authorities or agency of the manufacturer’s country;

(g)	Five (5) copies of fax advising the Purchaser of the shipment within forty-eight (48) hours after it is made;

(h)	One (1) original and four (4) copies of the Quarantine Certificate/Heat Treatment Certificate for the wooden packing materials or non-wooden packing declarations in case of ocean transport, or four (4) copies of the Quarantine Certificate/Heat Treatment Certificate for the wooden packing materials or non-wooden packing declarations in case of air freight.”

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

3.3	Clause 4.4 of the Contract shall be deleted and replaced with the following :-

“4.4	Unless otherwise specifically provided in a Variation Order which increases or decreases the Contract Price, the amount thereof shall be added to or deducted from the amount of payment under Clause 4.2(ii), which are outstanding at the issuance of the Variation Order in question.”

3.4	Clause 4.6 of the Contract shall be deleted and replaced with the following :-

“4.6	The Supplier shall be solely responsible for arranging payments to its Sub-suppliers and all other persons as may be engaged by the Supplier in the performance of the Contract. The Supplier shall transfer payment to its Sub-suppliers within *** after CEE’s receipt of the payment from the Purchaser pursuant to Clause 4.2(i). The Supplier agrees that the Purchaser shall have the right to contact any of its Sub-suppliers directly at any time in order to check the validity of all invoices issued to the Purchaser and the status of production. In the case of any invalid invoice is found by the Purchaser, the Purchaser shall have the right to reject any payments and to make claims against the Supplier.”

4.	GOVERNING LAW

4.1	This Supplemental Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

5.	MISCELLANEOUS

5.1	This Agreement is supplemental to and amends the Contract and, save as expressly provided herein, all provisions in the Contract shall remain in full force and effect.

5.2	If any provision of the Contract is inconsistent with the changes contemplated hereunder or provided herein, the provisions of this Supplemental Agreement shall prevail to the extent contemplated hereunder.

THIS AGREEMENT has been signed on the day and year first above written.